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                                                                  EXHIBIT 10.21


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                                 LEASE AGREEMENT

                                 By and Between

                                 LANDFAIR, LLC,

                     a California limited liability company

                                  (As Landlord)

                                       AND

                            DAVE & BUSTER'S I, L.P.,

                           a Texas limited partnership

                                   (As Tenant)

                                December 17, 2001

                                Marietta, Georgia
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                                TABLE OF CONTENTS

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                                                                                                        Page
1.    Demise of Premises..............................................................................    4

2.    Certain Definitions.............................................................................    4

3.    Title and Condition.............................................................................    8

4.    Use of Leased Premises; Quiet Enjoyment.........................................................   10

5.    Term............................................................................................   11

6.    Rent............................................................................................   12

7.    Net Lease; Non-Terminability....................................................................   13

8.    Payment of Impositions; Compliance with Legal Requirements and Insurance Requirements...........   14

9.    Liens; Recording and Title......................................................................   15

10.   Indemnification.................................................................................   15

11.   Maintenance and Repairs.........................................................................   16

12.   Alterations.....................................................................................   18

13.   Condemnation....................................................................................   18

14.   Insurance.......................................................................................   22

15.   Restoration.....................................................................................   26

16.   Subordination to Financing......................................................................   27

17.   Assignment or Subleasing........................................................................   29

18.   Permitted Contests..............................................................................   30

19.   Conditional Limitations; Default Provisions.....................................................   31

20.   Additional Rights of Landlord and Tenant........................................................   34

21.   Notices.........................................................................................   35

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
22.   Estoppel Certificates...........................................................................   36

23.   Surrender and Holding Over......................................................................   37

24.   No Merger of Title..............................................................................   37

25.   Definition of Landlord..........................................................................   38

26.   Environmental Covenants and Indemnity...........................................................   38

27.   Entry by Landlord...............................................................................   40

28.   No Usury........................................................................................   40

29.   Separability....................................................................................   41

30.   Miscellaneous...................................................................................   41

31.   Additional Rent.................................................................................   42

32.   Note Default....................................................................................   42

33.   Representations and Warranties..................................................................   42

                                 LEASE AGREEMENT

      THIS LEASE AGREEMENT (this "LEASE") made as of the 17th day of December 2001, by and between, LANDFAIR, LLC, a California limited liability company, having an office at c/o Elysee Management Group, Inc., 27520 Hawthorne Boulevard, Suite 235, Rolling Hills, California 90274 ("LANDLORD"), and DAVE & BUSTER'S I, L.P., a Texas limited partnership, having its principal office at 2481 Manana Drive, Dallas, Texas 75220 ("TENANT"). The obligations of Tenant under this Lease are guaranteed by Dave & Buster's, Inc., a Missouri corporation (the "GUARANTOR") pursuant to a Guaranty (the "GUARANTY") of even date herewith, in the form attached hereto as Exhibit D.

      In consideration of the rents and provisions herein stipulated to be paid and performed, Landlord and Tenant, intending to be legally bound, hereby covenant and agree as follows:

      1. Demise of Premises. Landlord hereby demises and leases to Tenant and Tenant hereby takes and leases from Landlord for the term and upon the provisions hereinafter specified the following described property (collectively, the "LEASED PREMISES"): (i) the lot or parcel of land described on Exhibit A attached hereto and made a part hereof, together with the easements, rights, and appurtenances thereunto belonging or appertaining ("LAND"); (ii) the buildings, structures, and other improvements now located or hereafter constructed on the Land (collectively, the "IMPROVEMENTS"); and (iii) the machinery and equipment which are attached to the Improvements in such a manner as to become fixtures under applicable law, together with all additions and accessions thereto, substitutions therefor and replacements thereof permitted by this Lease (collectively, the "EQUIPMENT"), excepting therefrom the Trade Fixtures (as hereinafter defined). Attached hereto as Exhibit E and Exhibit F, respectively, are schedules listing the Equipment and the Trade Fixtures, as the same exist on the date hereof.

      2.    Certain Definitions.

            "ADDITIONAL RENT" shall mean Additional Rent as defined in Paragraph 31.

            "ADJOINING PROPERTY" shall mean all sidewalks, curbs, gores, and vault spaces adjoining the Leased Premises.

            "ALTERATION" or "ALTERATIONS" shall mean any or all changes, additions (whether or not adjacent to or abutting any then-existing buildings), expansions (whether or not adjacent to or abutting any then-existing buildings), improvements, reconstructions, removals, or replacements of any of the Improvements or Equipment, both interior or exterior, and ordinary and extraordinary.

            "BASIC RENT" shall mean Basic Rent as defined in Paragraph 6.

            "BASIC RENT PAYMENT DATES" shall mean the Basic Rent Payment Dates as defined in Paragraph 6.

            "COMMENCEMENT DATE" shall mean the Commencement Date as defined in Paragraph 5.

            "CONDEMNATION" shall mean a Taking and/or a Requisition.

            "DEFAULT RATE" shall mean the Default Rate as defined in Paragraph 19(b)(iv).

            "ENVIRONMENTAL LAWS" shall mean any present or future federal, state or local laws, ordinances, rules or regulations pertaining to Hazardous Substances, industrial hygiene or environmental conditions, including without limitation the following statutes and regulations, as amended from time to time:
(i) the Federal Clean Air Act, 42 U.S.C. Section 7401 et seq.; (ii) the Federal Clean Water Act, 33 U.S.C. Section 1151 et seq.; (iii) the Resource Conservation and Recovery Act, 42 U.S.C. Section 6901 et seq. ("RCRA"); (iv) the Comprehensive Environmental Response, Compensation and Liability Act of 1980, 42 U.S.C. Section 9601 et seq. ("CERCLA") and the Superfund Amendments and Reauthorization Act of 1986, Pub. L. No. 99-499, 100 Stat. 1613 ("SARA"); (v) the Hazardous Materials Transportation Act, 49 U.S.C. Section 1802; (vi) the National Environment Policy Act, 42 U.S.C. Section 1857 et seq.; (vii) the Toxic Substance Control Act of 1976, 15 U.S.C. Section 2601 et seq.; (viii) the regulations of the Environmental Protection Agency, 33 CFR and 40 CFR; (ix) regulations of the Occupational Safety and Health Administration ("OSHA") relating to asbestos; and (x) similar statutes, rules and regulations of any State.

            "ENVIRONMENTAL CLAIMS" shall mean, individually and collectively, any claims, actions, administrative proceedings, judgments, damages, punitive damages, penalties, fines, costs, liabilities, sums paid in settlement, interest, losses or expenses (including reasonable attorneys' fees and costs, whether incurred in enforcing this Lease, collecting any sums due hereunder, settlement negotiations, at trial or on appeal), consultant fees and expert fees, together with all other costs and expenses of any kind or nature, that arise directly or indirectly from or in connection with the existence or suspected existence of a Hazardous Condition, whether occurring or suspected to have occurred before, on or after the date of this Lease or caused by any person or entity. Without limiting the generality of the foregoing definition, Environmental Claims specifically include claims, whether by related or third parties, for personal injury or real or personal property damage, and capital, operating and maintenance costs incurred in connection with any Remedial Work.

            "EQUIPMENT" shall mean the Equipment as defined in Paragraph 1.

            "EVENT OF DEFAULT" shall mean an Event of Default as defined in Paragraph 19(a).

            "GUARANTY" and "GUARANTOR" shall having the meanings given them in the preamble of this Lease.

            "HAZARDOUS CONDITION" shall mean the presence, discharge, disposal, storage or release of any Hazardous Substance on or in the Improvements, air, soil, groundwater, surface water or soil vapor on or about the Leased Premises, or that migrates, flows, percolates, diffuses or in any way moves onto or into the Leased Premises, or from the Leased Premises into adjacent or other property.

            "HAZARDOUS SUBSTANCES" means any hazardous or toxic substances, materials or wastes, including without limitation any flammable explosives, radioactive materials, asbestos in any form, concentration or condition, kepone, polychlorinated biphenyls (PCB's), electrical transformers, batteries, paints, solvents, chemicals, petroleum products, or other materials, substances or wastes exhibiting radioactive, hazardous, ignitable, reactive, carcinogenic or toxic characteristics, or otherwise dangerous to human, plant, or animal health or well-being, and further including those substances, materials, and wastes listed in the United States Department of Transportation Table (49 CFR 972.101) or by the Environmental Protection Agency, as hazardous substances (40 CFR Part 302, and amendments thereto) or such substances, materials and wastes which are or become regulated under any Environmental Law, including without limitation any material, waste or substance which is (i) petroleum, (ii) asbestos, (iii) PCB's, (iv) designated as a "hazardous substance," "hazardous waste," "hazardous materials," "toxic substances," "contaminants," or (v) other pollution under any applicable Environmental Laws.

            "IMPOSITIONS" shall mean the Impositions as defined in Paragraph 8.

            "IMPROVEMENTS" shall mean the Improvements as defined in Paragraph
1.

            "INSURANCE REQUIREMENT" or "INSURANCE REQUIREMENTS" shall mean, as the case may be, any one or more of the terms of each insurance policy required to be carried by Tenant under this Lease and the requirements of the issuer of such policy, and whenever Tenant shall be engaged in making any Alteration or Alterations, repairs or construction work of any kind (collectively, "WORK"), the term "INSURANCE REQUIREMENT" or "INSURANCE REQUIREMENTS" shall include a requirement that Tenant obtain or cause its contractor to obtain completed value builder's risk insurance when the estimated cost of the Work in any one instance exceeds the sum of One Hundred Thousand Dollars ($100,000.00) and that Tenant or its contractor shall obtain worker's compensation insurance or other adequate insurance coverage covering all persons employed in connection with the Work, whether by Tenant, its contractors or subcontractors.

            "LAND" shall mean the Land as defined in Paragraph 1.

            "LAW" shall mean any constitution, statute, or rule of law.

            "LEASED PREMISES" shall mean the Leased Premises as defined in Paragraph 1.

            "LEGAL REQUIREMENT" or "LEGAL REQUIREMENTS" shall mean, as the case may be, any one or more of all present and future Laws, codes, ordinances, orders, judgments, decrees, injunctions, rules, regulations and requirements (including, but not limited to, Environmental Laws), even if unforeseen or extraordinary, of every duly constituted governmental authority or agency (but excluding only those which by their terms are not applicable to and do not impose any obligation on Tenant, Landlord, any occupant of the Lease Premises or all or any part of the Leased Premises) and all covenants, restrictions and conditions now or hereafter of record which may be applicable to Tenant, Landlord (with respect to the Leased Premises) any occupant of the Lease Premises or to all or any part of or interest in the Leased Premises, or to the use, manner of use, occupancy, possession, operation, maintenance, alteration, repair or reconstruction of the Leased Premises, even if compliance therewith (i) necessitates structural changes or improvements (including changes required to comply with the "Americans with Disabilities Act of 1990") or results in interference with or precludes the use, occupancy or enjoyment of the Leased Premises or (ii) requires Tenant to carry insurance other than as required by the provisions of this Lease.

            "LENDER" shall mean an entity identified as such in writing to Tenant that makes a Loan to Landlord, secured by a Mortgage and evidenced by a Note or which is the holder of the Mortgage and Note as a result of an assignment thereof.

            "LOAN" shall mean a loan made by a Lender to Landlord secured by a Mortgage and evidenced by a Note.

            "MORTGAGE" shall mean a mortgage, deed of trust or similar security instrument hereafter executed covering the Leased Premises from Landlord to a Lender.

            "NET AWARD" shall mean the entire award payable to Landlord by reason of a Condemnation, less any reasonable expenses incurred by Landlord in collecting such award.

            "NET PROCEEDS" shall mean the entire proceeds of any insurance required under clauses (i), (iv), (v) or (vi) of Paragraph 14(a), less any actual and reasonable expenses incurred by Landlord in collecting such proceeds.

            "NOTE" or "NOTES" shall mean a Promissory Note or Notes hereafter executed from Landlord to a Lender, which Note or Notes will be secured by a Mortgage or Mortgages and, in some case, an assignment(s) of leases and rents.

            "PERMITTED ENCUMBRANCES" shall mean those covenants, restrictions, reservations, liens, conditions, encroachments, easements, and other matters of title that affect the Leased Premises as of the date of Landlord's acquisition thereof and thereafter, excepting, however, any such matters arising solely from the acts of Landlord (such as liens arising as a result of judgments against Landlord) as to which Tenant has not consented (such consent not to unreasonably be withheld).

            "REMEDIAL ACTION" means any investigation or monitoring of site conditions, any clean-up, containment, remediation, removal or restoration work required by this Lease or required or performed by any federal, state or local governmental agency or political subdivision or performed by any nongovernmental entity or person, or any fines, penalties, or cost contributions paid or payable by any nongovernmental entity or person, due to the existence or suspected existence of a Hazardous Condition.

            "REPLACED EQUIPMENT" or "REPLACEMENT EQUIPMENT" shall mean the Replaced Equipment and Replacement Equipment, respectively, as defined in Paragraph 11(d).

            "REQUISITION" shall mean any temporary condemnation or confiscation of the use or occupancy of the Leased Premises (or any part thereof) by any governmental authority, civil or military, whether pursuant to an agreement with such governmental authority in settlement of or under threat of any such requisition or confiscation, or otherwise.

            "RESTORATION" shall mean the Restoration as defined in Paragraph 13(c)(i).

            "STATE" shall mean the State of Georgia.

            "TAKING" shall mean any taking of the Leased Premises (or a part thereof) in or by condemnation or other eminent domain proceedings pursuant to any law, general or special, or by reason of any agreement with any condemner in settlement of or under threat of any such condemnation or other eminent domain proceedings or by any other means, or any de facto condemnation.

            "TERM" shall mean the Term as defined in Paragraph 5.

            "TERMINATION DATE" shall mean the Termination Date as defined in Paragraph 13(b)(i)(A).

            "TRADE FIXTURES" shall mean all fixtures, equipment and other items of personal property (including such items as are attached to the Improvements and the removal of which can be accomplished without material damage to the Improvements) that are owned by Tenant and used in the operation of the business conducted on the Leased Premises.

      3.    Title and Condition.

            a. The Leased Premises are demised and let subject to (i) the Permitted Encumbrances and such other matters as may be set forth in Schedule B,
Part 1 of the owner's title insurance policy relating to the Leased Premises issued to Landlord in connection with its acquisition of the Leased Premises,
(ii) all Legal Requirements and Insurance Requirements, including any existing violation of any thereof, (iii) the condition of the Leased Premises as of the commencement of the Term, (iv) the rights of parties in possession as of the date hereof, and (v) any state of facts which an accurate survey or physical inspection of the Leased Premises might show, all without representation or warranty, express or implied, by Landlord; it being understood and agreed, however, that the recital of the Permitted Encumbrances herein shall not be construed as a revival of any thereof which for any reason may have expired. Tenant has examined the title to the Leased Premises on and as of the Commencement Date and has found the same to be satisfactory for all purposes.

            b. LANDLORD LEASES AND WILL LEASE AND TENANT TAKES AND WILL TAKE THE LEASED PREMISES "AS IS", AND TENANT ACKNOWLEDGES THAT LANDLORD (WHETHER ACTING AS LANDLORD HEREUNDER OR IN ANY OTHER CAPACITY) HAS NOT MADE AND WILL NOT MAKE, NOR SHALL LANDLORD BE DEEMED TO HAVE MADE, ANY WARRANTY OR REPRESENTATION, EXPRESS OR IMPLIED, WITH RESPECT TO ANY OF THE LEASED PREMISES, INCLUDING ANY WARRANTY OR REPRESENTATION AS TO ITS FITNESS FOR ANY USE OR PURPOSE, DESIGN OR CONDITION FOR ANY PARTICULAR USE OR PURPOSE, AS TO THE QUALITY OF THE MATERIAL OR WORKMANSHIP THEREIN, LATENT OR PATENT, AS TO LANDLORD'S TITLE THERETO, OR AS TO VALUE, COMPLIANCE WITH LEGAL REQUIREMENTS, INSURANCE REQUIREMENTS SPECIFICATIONS, LOCATION, USE, CONDITION, MERCHANTABILITY, QUALITY, DESCRIPTION, DURABILITY OR OPERATION, IT BEING AGREED THAT ALL RISKS INCIDENT TO ALL OF THESE MATTERS ARE TO BE BORNE BY TENANT. TENANT ACKNOWLEDGES THAT THE LEASED PREMISES ARE OF ITS SELECTION AND THAT THE LEASED PREMISES AND ALL COMPONENTS THEREOF HAVE BEEN DEVELOPED, DESIGNED, SPECIFIED AND CONSTRUCTED, AT TENANT'S REQUEST, TO TENANT'S SPECIFICATIONS BY A CONTRACTOR SELECTED OR APPROVED BY TENANT AND HAVE BEEN INSPECTED BY TENANT AND ARE SATISFACTORY TO IT IN ALL RESPECTS. IN THE EVENT OF ANY DEFECT OR DEFICIENCY IN ANY OF THE LEASED PREMISES OF ANY NATURE, WHETHER PATENT OR LATENT, LANDLORD SHALL NOT HAVE ANY RESPONSIBILITY OR LIABILITY WITH RESPECT THERETO OR FOR ANY INCIDENTAL, CONSEQUENTIAL OR OTHER DAMAGES (INCLUDING STRICT LIABILITY IN TORT). THE PROVISIONS OF THIS PARAGRAPH 3
(b) HAVE BEEN NEGOTIATED, AND THE FOREGOING PROVISIONS ARE INTENDED TO BE A COMPLETE EXCLUSION AND NEGATION OF ANY REPRESENTATIONS OR WARRANTIES BY LANDLORD, EXPRESS OR IMPLIED, WITH RESPECT TO ANY OF THE LEASED PREMISES, ARISING PURSUANT TO THE UNIFORM COMMERCIAL CODE AS ADOPTED BY THE STATE OR ANY OTHER LAW OR REGULATION NOW OR HEREAFTER IN EFFECT OR OTHERWISE.

            c. Landlord hereby assigns, without recourse or warranty whatsoever, to Tenant, all warranties, guaranties, and indemnities, express or implied, and similar rights which Landlord may have, if any, against any architect, manufacturer, seller, engineer, contractor, subcontractor, supplier, or builder with respect to any of the Leased Premises, including, but not limited to, any rights and remedies existing under contract or pursuant to the Uniform Commercial Code as adopted by the State (collectively, the "GUARANTIES"). Such assignment shall remain in effect until the termination of this Lease. Landlord shall also retain the right to enforce any assigned Guaranties in the name of Tenant and at Tenant's expense upon the occurrence of an Event of Default. Landlord hereby agrees to execute and deliver at Tenant's expense such further documents (but not including powers of attorney), as Tenant may reasonably request in order that Tenant may have the full benefit of the assignment effected or intended to be effected by this Paragraph 3(c). Upon the termination of this Lease, the

Guaranties shall automatically revert to Landlord. The foregoing provision of reversion shall be self-operative and no further instrument of reassignment shall be required. In confirmation of such reassignment Tenant shall execute and deliver promptly any certificate or other instrument that Landlord may reasonably request. Any monies collected by Tenant under any of the Guaranties after the occurrence of and during the continuation of an Event of Default shall be held in trust by Tenant and promptly paid over to Landlord. Tenant shall indemnify, defend (using counsel satisfactory to Landlord, or Landlord may elect to defend itself at Tenant's expense) and hold harmless Landlord from and against any claims, expenses (including reasonable attorney's fees), liabilities, costs, losses or damages arising out of or relating to Tenant's enforcement of any of the Guaranties.

            d. Landlord agrees to enter into, at Tenant's sole cost and expense (including, but not limited to Landlord's reasonable legal fees), such easements, covenants, waivers, approvals or restrictions for utilities, parking or other matters as desirable for operation of the Leased Premises or properties adjacent thereto (collectively, "EASEMENTS") as reasonably requested by Tenant, subject to Lender's and Landlord's approval of the form thereof, not to be unreasonably withheld or delayed; provided, however, that no such Easement shall result in any material diminution in the value or utility of the Leased Premises and further provided that no such Easement shall render the use of the Leased Premises dependent upon any other property or condition the use of the Leased Premises upon the use of any other property, each of which Tenant shall certify to Landlord and Lender in writing delivered with Tenant's request with respect to such Easement. Tenant's request shall also include Tenant's written undertaking acknowledging that Tenant shall remain liable hereunder as principal and not merely as a surety or guarantor notwithstanding the establishment of any Easement.

            e. Tenant agrees that Tenant is obligated to and shall perform all obligations of the owner of the Leased Premises under and pay all expenses which the owner of the Leased Premises may be required to pay in accordance with any reciprocal easement agreement or any other agreement or document of record now or (if consented to in writing by Tenant, which consent Tenant agrees shall not be unreasonably withheld, delayed or conditioned) in the future affecting the Leased Premises (herein referred to collectively as the "REA"), and that Tenant shall comply with all of the terms and conditions of any REA during the Term of this Lease. Tenant further covenants and agrees to indemnify, defend (using counsel satisfactory to Landlord, or Landlord may elect to defend itself at Tenant's expense), and hold harmless Landlord and Lender against any claim, loss, expense (including reasonable attorney's fees), liability or damage suffered by Landlord or Lender arising out of or relating to Tenant's failure to perform any obligations or pay any expenses as and when required under any REA or comply with the terms and conditions of any REA as hereinabove provided during the Term of this Lease.

      4.    Use of Leased Premises; Quiet Enjoyment.

            a. Tenant may use the Leased Premises as an entertainment-recreation-amusement-restaurant-bar complex similar to other Dave & Buster's facilities in the United States providing goods and services, which goods and services may primarily include, but not be limited to, the provision, sale, rental, and use for pecuniary consideration, of virtual reality games, video games, so-called arcade games, rides and amusements, billiards, golf, play-for-fun blackjack, bowling, dance, nightclub and other amusements, food, beverages (alcoholic and non-alcoholic), party and catering facilities and play areas (some of which games, rides, etc. may provide for the opportunity to win prizes and/or other benefits, e.g., additional free games, by direct reward or through any other method, either directly or via a process of redemption) (any one or more of the foregoing uses is sometimes referred to herein as an "ENTERTAINMENT/FOOD USE"), or any lawful use that does not violate: (i) the terms of any REA, (ii) any Legal Requirements, or (iii) any Insurance Requirements. The parties hereby recognize that this type of complex is in a constantly evolving state, as is the entertainment-recreation-amusement industry and that, provided Tenant operates the Dave & Buster's herein in a consistent manner as it is then operating substantially all other Dave & Buster's facilities in the United States, changes consistent with such evolution may occur. In no event shall the Leased Premises be used for any purpose (including Entertainment/Food Use) that shall violate any Permitted Encumbrance, Legal Requirements, Insurance Requirements, or any covenants, restrictions, or agreements hereafter created by or consented to by Tenant applicable to the Leased Premises. Tenant agrees that with respect to the Permitted Encumbrances, Legal Requirements, Insurance Requirements, and any covenants, restrictions, or agreements hereafter created by or consented to by Tenant, Tenant, at its sole cost and expense, shall observe, perform and comply with and carry out the provisions thereof required therein to be observed and performed by Landlord.

            b. Subject to Tenant's rights under Paragraph 18 hereof, Tenant shall not permit or suffer any unlawful occupation, business, trade or other activities to be conducted on or about the Leased Premises or any use to be made thereof contrary to applicable Legal Requirements or Insurance Requirements. Subject to Tenant's rights under Paragraph 18, Tenant shall not use, occupy, or permit or suffer any of the Leased Premises to be used or occupied, nor do or permit or suffer anything to be done in or on or about any of the Leased Premises, in a manner which would (i) make void or voidable any insurance which Tenant is required hereunder to maintain then in force with respect to any of the Leased Premises, (ii) affect the ability of Tenant to obtain any insurance which Tenant is required to furnish hereunder, (iii) cause any injury or damage to any of the Improvements unless pursuant to Alterations permitted under Paragraph 12 hereof, or (iv) constitute a public or private nuisance or waste. .

            c. Subject to all of the provisions of this Lease, so long as no Event of Default exists hereunder, Landlord covenants to do no act to disturb the peaceful and quiet occupation and enjoyment of the Leased Premises by Tenant.

      5.    Term.

            a. Subject to the provisions hereof Tenant shall have and hold the Leased Premises for an initial term commencing on December 17, 2001 (the "COMMENCEMENT DATE"), and ending December 31, 2021 (the "EXPIRATION DATE") (such initial term, together with any Renewal Term, as hereinafter defined, which comes into effect as hereinafter provided, is herein called the "TERM").

            b. Provided this Lease shall not have been terminated pursuant to the provisions of Paragraphs 13(b) or 19, and provided further that no Event of Default or circumstance (other than a non-monetary default as to which Landlord has given notice to Tenant and other than a monetary default), which with the passage of time or the giving of notice or both would constitute an Event of Default exists when Tenant gives its Renewal Term Notice (as hereinafter defined) or on the date the applicable Renewal Term (as hereinafter defined) is to commence, Tenant shall have the option to renew this Lease for four (4) consecutive five (5) year periods (collectively, the "RENEWAL TERMS" and individually, a "RENEWAL TERM"). Tenant shall give the Landlord written notice ("RENEWAL TERM NOTICE") of its intent to renew this Lease at least twelve (12) months and not more than eighteen (18) months prior to the Expiration Date or the expiration date of the applicable Renewal Term, as applicable. Each Renewal Term shall be subject to all of the provisions of this Lease, and all such provisions shall continue in full force and effect, except that the Basic Rent for each Renewal Term shall be the amounts determined in accordance with the schedule set forth in Exhibit B attached hereto and made a part hereof. If Tenant shall fail to timely give a Renewal Term Notice, then all options with regard to subsequent Renewal Terms shall expire and be null and void.

      6.    Rent.

            a. Tenant shall pay to Landlord (or to Lender, if directed by Landlord), as minimum annual rent for the Leased Premises during the Term, the amounts set forth in Exhibit B attached hereto ("BASIC RENT"), commencing on the Commencement Date for the succeeding, prorated month, and continuing regularly on the first (1st) calendar day of each month thereafter during the Term, in advance (the said days being called the "BASIC RENT PAYMENT Dates"), and shall pay the same at Landlord's address set forth below, or at such other place as Landlord from time to time may designate to Tenant in writing, in funds which at the time of such payment shall be legal tender for the payment of public or private debts in the United States of America and if required by Landlord or Lender by wire transfer in immediately available federal funds to such account in such bank as Landlord or Lender shall designate, from time to time.

            b. Tenant shall pay and discharge before the imposition of any fine, lien, interest or penalty may be added thereto for late payment thereof, as Additional Rent, all other amounts and obligations which Tenant assumes or agrees to pay or discharge pursuant to this Lease, together with every fine, penalty, interest and cost which may be added by the party to whom such payment is due for nonpayment or late payment thereof. In the event of any failure by Tenant to pay or discharge any of the foregoing, Landlord shall have all rights, powers and remedies provided herein, by law or otherwise, in the event of nonpayment of Basic Rent.

            c. If any installment of Basic Rent is not paid within five (5) days after written notice is given by Landlord or Lender (or Lender's servicer or other designee of Lender) to Tenant that the same is overdue, Tenant shall pay to Landlord or Lender, as the case may be, on demand, as Additional Rent, a late charge equal to five percent (5%) (the "LATE CHARGE") on such overdue installment of Basic Rent, but in no event more than the maximum amount allowed by law. The Late Charge shall be in addition to, and shall not limit, Landlord's other rights or remedies under this Lease, at law or in equity.

            d. Landlord and Tenant agree that this Lease is a true lease and does not represent a financing arrangement. Each party shall reflect the transactions represented by this Lease in all applicable books, records, and reports (including, without limitation, income tax filings) in a manner consistent with "true lease" treatment rather than "financing" treatment.

      7.    Net Lease; Non-Terminability.

            a. This Lease is an absolutely net lease, and Tenant shall have an unconditional obligation to pay Basic Rent, Additional Rent, and all other sums payable hereunder by Tenant, without notice or demand, and without setoff, counterclaim, recoupment, abatement, suspension, deferment, diminution, deduction, reduction, or defense.

            b. Except as otherwise expressly provided in Section 13b or 14g hereof, this Lease shall not terminate, nor shall Tenant have any right to terminate this Lease, nor shall the obligations of Tenant under this Lease be affected for any reason whatsoever, including but not limited to the following:
(i) any damage to or destruction of any of the Leased Premises by any cause whatsoever, (ii) any Condemnation, (iii) the prohibition, limitation, or restriction of or interference with Tenant's use of any of the Leased Premises,
(iv) any eviction by paramount title or otherwise, (v) Tenant's acquisition of ownership of any of the Leased Premises other than pursuant to an express provision of this Lease, (vi) any default on the part of Landlord under this Lease or under any other agreement, (vii) any latent or other defect in, or any theft or loss of any of the Leased Premises, (viii) the breach of any warranty of any seller or manufacturer of any of the Equipment, (ix) any violation of Paragraph 4(c) by Landlord, or (x) any other cause whatsoever, whether similar or dissimilar to the foregoing, any present or future Legal Requirement the contrary notwithstanding. It is the intention of the parties hereto that the obligations of Tenant under this Lease shall be separate and independent covenants and agreements, and that Basic Rent, Additional Rent, and all other sums payable by Tenant hereunder shall continue to be payable in all events (or, in lieu thereof, Tenant shall pay amounts equal thereto), and that the obligations of Tenant under this Lease shall continue unaffected, unless this Lease shall have been terminated pursuant to an express provision of this Lease.

            c. Tenant agrees that it shall remain obligated under this Lease in accordance with its provisions and that, except as otherwise expressly provided in Section 13b or 14g hereof, it shall not take any action to terminate, rescind or avoid this Lease, notwithstanding (i) the bankruptcy, insolvency, reorganization, composition, readjustment, liquidation, dissolution, winding-up or other proceeding affecting Landlord, (ii) the exercise of any remedy, including foreclosure, under the Mortgage, or (iii) any action with respect to this Lease (including the disaffirmance hereof) which may be taken by Landlord under the Federal Bankruptcy Code or by any trustee, receiver or liquidator of Landlord or by any court under the Federal Bankruptcy Code or otherwise.

            d. This Lease is the absolute and unconditional obligation of Tenant. To the extent permitted by applicable law, Tenant waives all rights which are not expressly stated in this Lease but which may now or hereafter otherwise be conferred by law (i) to quit, terminate or surrender this Lease or any of the Leased Premises, (ii) to any setoff, counterclaim, recoupment, abatement, suspension, deferment, diminution, deduction, reduction or defense of or to Basic Rent, Additional Rent or any other sums payable under this Lease, except as otherwise expressly provided in this Lease, and (iii) for any statutory lien or offset right against Landlord or its property.

      8. Payment of Impositions; Compliance with Legal Requirements and Insurance Requirements.

            a.    i)    Subject to the provisions of Paragraph 18 hereof
relating to contests, Tenant shall, before delinquency thereof, pay and discharge the following whether the same became due and payable before, on or after the Commencement Date (collectively, the "IMPOSITIONS"): all taxes of every kind and nature (including real, ad valorem, personal property, sales, use, and gross rental or other gross receipts taxes), assessments, levies, fees, water and sewer rents and charges, utilities and communications taxes and charges and all other governmental charges, general and special, ordinary and extraordinary, foreseen and unforeseen, which are, at any time, prior to or during the Term, imposed upon or assessed against (A) the Leased Premises or any portion thereof or interest therein, (B) any Basic Rent, Additional Rent or other sum payable hereunder, (C) this Lease or the leasehold estate created hereby, or (D) the acquisition, occupancy, leasing, subleasing, licensing, use, possession or operation of the Leased Premises or any portion thereof or interest therein (including without limitation, any taxes on revenues, rents, income, awards, proceeds, capital gains, profits, excess profits, gross receipts, sales, use, excise and other taxes, duties or imports whether similar or not in nature, assessed, levied or imposed against Landlord, Tenant, any subtenant or any licensee, or the Leased Premises by any governmental authority). If received by Landlord, Landlord shall promptly deliver to Tenant any bill or invoice with respect to any Imposition.

                  ii) Nothing herein shall obligate Tenant to pay, and the term "IMPOSITIONS" shall exclude, federal, state or local (A) transfer taxes as the result of a conveyance by (or suffered by) Landlord to a party other than Tenant or an affiliate of Tenant, (B) franchise, capital stock or similar taxes if any, of Landlord, (C) net income, excess profits or other taxes, if any, of Landlord, determined on the basis of or measured by its net income, or (D) any estate, inheritance, succession, gift, capital levy or similar taxes, unless the taxes referred to in clauses (B) and (C) above are in lieu of or a substitute for any other tax or assessment upon or with respect to any of the Leased Premises which, if such other tax or assessment were in effect at the commencement of the Term, would be payable by Tenant under this Lease. In the event that any assessment against any of the Leased Premises may be paid in installments, Tenant shall have the option to pay such assessment in installments; and in such event, Tenant shall be liable only for those installments that become due and payable during the Term or are allocable to the Term. Tenant shall prepare and file all tax reports required by governmental authorities that relate to the Impositions. Tenant shall deliver to Landlord and to Lender, within twenty (20) days after Tenant's receipt thereof, copies of all settlements and notices pertaining to the

Impositions which may be issued by any governmental authority and receipts for payments of all Impositions made during the Term.

            b. Subject to the provisions of Paragraph 18 hereof, Tenant shall, at its sole cost and expense, promptly comply and cause the Leased Premises to comply with and conform to all of the Legal Requirements and Insurance Requirements applicable to the ownership, occupancy or use of all or any part thereof, including those which require structural, unforeseen or extraordinary changes or additions to the Leased Premises.

      9.    Liens; Recording and Title.

            a. Subject to the provisions of Paragraph 18 hereof, Tenant shall not, directly or indirectly, create or permit to be created or to remain, and shall promptly discharge, any lien, mortgage, encumbrance, claim or other charge on the Leased Premises, on the Basic Rent, Additional Rent or on any other sums payable by Tenant under this Lease, other than the Mortgage, and any mortgage, lien, monetary encumbrance or other charge created by or resulting solely from any act or omission by Landlord or those claiming by, through or under Landlord (except Tenant or those claiming by, through or under Tenant). Notice is hereby given that Landlord shall not be liable for any labor, services, or materials furnished or to be furnished to Tenant, or to anyone holding any of the Leased Premises through or under Tenant, and that no mechanic's or other liens for any such labor, services or materials shall attach to or affect the interest of Landlord in and to any of the Leased Premises.

            b. Each of Landlord and Tenant shall execute, acknowledge and deliver to the other a written Memorandum of this Lease to be recorded in the appropriate land records of the jurisdiction in which the Leased Premises is located, in order to give public notice and protect the validity of this Lease. In the event of any discrepancy between the provisions of said recorded Memorandum of this Lease and the provisions of this Lease, the provisions of this Lease shall prevail.

            c. Nothing in this Lease or otherwise and no action or inaction by Landlord shall be deemed or construed to mean that Landlord has granted to Tenant any right, power or permission to do any act or to make any agreement which may create, give rise to, or be the foundation for, any right, title, interest, or lien in or upon the estate of Landlord in any of the Leased Premises.

      10.   Indemnification.

            a. TENANT AGREES TO DEFEND (USING COUNSEL SATISFACTORY TO LANDLORD, OR LANDLORD MAY ELECT TO DEFEND ITSELF AT TENANT'S EXPENSE), PAY, PROTECT, INDEMNIFY, SAVE AND HOLD HARMLESS LANDLORD AND LENDER, AND ANY PARTNER, SHAREHOLDER, MEMBER, OFFICER, DIRECTOR, MANAGER, EMPLOYEE AND AGENT OF EACH (THE "INDEMNIFIED PARTIES"), FROM AND AGAINST ANY AND ALL LIABILITIES, LOSSES, DAMAGES, PENALTIES, COSTS, EXPENSES (INCLUDING REASONABLE ATTORNEYS' FEES AND EXPENSES), CAUSES OF ACTION, SUITS, CLAIMS, DEMANDS, OR

JUDGMENTS OF ANY NATURE WHATSOEVER, HOWSOEVER CAUSED (EXCEPT IF CAUSED SOLELY BY THE GROSS NEGLIGENCE OR WILLFUL MISCONDUCT OF LANDLORD), ARISING FROM OR RELATING TO THE LEASED PREMISES OR THE USE, NON-USE, OCCUPANCY, CONDITION, DESIGN, CONSTRUCTION, MAINTENANCE, REPAIR, OR REBUILDING OF THE LEASED PREMISES, INCLUDING BUT NOT LIMITED TO THOSE ARISING FROM OR RELATING TO: (I) ANY INJURY TO OR DEATH OF ANY PERSON OR PERSONS OR ANY LOSS OF OR DAMAGE TO ANY PROPERTY, REAL OR PERSONAL, IN ANY MANNER ARISING THEREFROM CONNECTED THEREWITH OR OCCURRING THEREON, WHETHER OR NOT LANDLORD HAS OR SHOULD HAVE KNOWLEDGE OR NOTICE OF THE DEFECT OR CONDITIONS, IF ANY, CAUSING OR CONTRIBUTING TO SAID INJURY, DEATH, LOSS, DAMAGE OR OTHER CLAIM AND REGARDLESS OF THE NEGLIGENCE OF THE LANDLORD OR ANY OF ITS AGENTS, OFFICERS, DIRECTORS, PARTNERS, SHAREHOLDERS, MANGERS, MEMBERS, CONTRACTORS OR EMPLOYEES; (II) ANY CONTEST REFERRED TO IN PARAGRAPH 18 HEREOF; (III) ANY ENVIRONMENTAL CLAIMS (AS HEREINAFTER DEFINED), AND (IV) ANY BREACH OF TENANT'S REPRESENTATIONS AND WARRANTIES CONTAINED IN THIS LEASE. IN CASE ANY ACTION OR PROCEEDING IS BROUGHT AGAINST ONE OR MORE OF THE INDEMNIFIED PARTIES BY REASON OF ANY SUCH CLAIM AGAINST WHICH TENANT HAS AGREED TO DEFEND, PAY, PROTECT, INDEMNIFY, SAVE AND HOLD HARMLESS PURSUANT TO THE PRECEDING SENTENCE, TENANT COVENANTS UPON NOTICE FROM SUCH INDEMNIFIED PARTY(S) TO RESIST OR DEFEND SUCH INDEMNIFIED PARTY(S) IN SUCH ACTION, WITH THE EXPENSES OF SUCH DEFENSE PAID BY TENANT, AND SUCH INDEMNIFIED PARTY(S) WILL COOPERATE AND ASSIST IN THE DEFENSE OF SUCH ACTION OR PROCEEDING IF REASONABLY REQUESTED SO TO DO BY TENANT.

            b. The obligations of Tenant under this Paragraph 10 and all other indemnification obligations of Tenant contained elsewhere in this Lease shall be cumulative and shall survive the expiration or any termination of this Lease.

      11.   Maintenance and Repairs.

            a. Except for any Alterations that Tenant is permitted to make pursuant to this Lease, Tenant shall at all times, including but not limited to any Requisition period, put, keep, and maintain the Leased Premises (including, without limitation, the roof, landscaping, walls, footings, foundations, and other structural components of the Leased Premises) and the Equipment in the same condition and order of repair as exists as of the date of this Lease, except for ordinary wear and tear, and shall promptly make all repairs and replacements of every kind and nature (including but not limited to those "capital" in nature or structural), whether foreseen or unforeseen, which may be required to be made upon or in connection with the Leased Premises in order to keep and maintain the Leased Premises in the order and condition required by this Paragraph 11a. Tenant shall do or cause others to do all shoring of the Leased Premises or of foundations and walls of the Improvements and every other act necessary or appropriate for preservation and safety thereof, by reason of or in connection with any excavation or other building operation upon any of the Leased Premises, whether or not Landlord shall, by reason of any Legal Requirements or Insurance Requirements, be required to take such action or be liable for failure to do so. Landlord shall not be required to make any repair or replacement, whether foreseen or unforeseen, or to maintain any of the Leased Premises or Adjoining Property in any way, and Tenant hereby expressly waives the right to make or perform maintenance repairs or replacements at the expense of the Landlord, which right may be provided for in any Legal Requirement now or hereafter in effect. Nothing in the preceding sentence shall be deemed to preclude Tenant from being entitled to insurance proceeds or condemnation awards for

Restoration pursuant to Paragraphs 13(c) and 14(g) of this Lease. Tenant shall, in all events, make or perform all maintenance repairs and replacements for which it is responsible hereunder promptly, and all such replacements repairs and maintenance shall be in a good, proper and workmanlike manner and of equal or better quality than the original.

            b. In the event that any Improvement shall violate any Legal Requirements or Insurance Requirements and as a result of such violation enforcement action is threatened or commenced against Tenant or with respect to the Leased Premises, then Tenant at its sole cost and expense, at the request of Landlord, shall either (i) obtain valid and effective waivers or settlements of all claims, liabilities and damages resulting from each such violation, whether or not the same shall affect Landlord, Tenant, the Leased Premises or all or any of them, or (ii) take such action as shall be necessary to remove such violation, including, if necessary, any Alteration. Any such repair or Alteration shall be made at Tenant's sole cost and expense in conformity with the provisions of Paragraph 12 of this Lease.

            c. If Tenant shall be in default under any of the provisions of this Paragraph 11, Landlord may (but shall not be obligated) after fifteen (15) days written notice given to Tenant and failure of Tenant to commence to cure during said period, but without notice in the event of an emergency, do whatever is necessary to cure such default as may be appropriate under the circumstances for the account of and at the expense of Tenant. In the event of an emergency Landlord may notify Tenant of the situation by phone or other available communication. All reasonable sums so paid by Landlord and all reasonable costs and expenses (including, without limitation, attorneys' fees and expenses) so incurred, together with interest thereon at the Default Rate from the date of payment or incurring the expense, shall constitute Additional Rent payable by Tenant under this Lease and shall be paid by Tenant to Landlord on demand.

            d. Tenant, at its sole cost and expense, shall from time to time replace with new equipment or parts which are the same quality or better than that which is being replaced (the "REPLACEMENT EQUIPMENT") any of the Equipment (the "REPLACED EQUIPMENT") which shall have become worn out or unusable for the purpose for which it is intended, been taken by a Condemnation as provided in Paragraph 13, or been lost, stolen, damaged or destroyed. Tenant promptly shall repair at its sole cost and expense all damage to the Leased Premises caused by the removal of Equipment or Replaced Equipment or other personal property of Tenant or the installation of Replacement Equipment. All Replacement Equipment shall become the property of Landlord, shall be free and clear of all liens, claims, encumbrances, charges and rights of others and shall become a part of the Equipment as if originally demised herein.

            e. Notwithstanding the foregoing provisions of Section 11, Tenant shall not be required to undertake replacement of the roof, exterior walls, footings, or foundations of the Leased Premises during the last ten (10) months of the Term or the Renewal Term(s), as the case may be, provided that Tenant shall be required to replace same if replacement is attributable in whole or in part to: (i) the negligence or willful acts or other fault of Tenant or anyone holding any or all of the Leased Premises through or under Tenant, or any of their respective agents, employees, contractors or invitees, or (ii) Tenant's breach of this Lease (including, but not limited to, Tenant's deferral or other failure to perform maintenance, repairs and replacements as and when required by this Lease).

            f. Landlord shall have no obligations whatsoever for repairs, replacements (including, but not limited to, those replacements, which but for Paragraph 11 e. hereof, Tenant would be required to make) or maintenance of the Leased Premises.

      12.   Alterations.

            a. Tenant shall not make Alterations which would (after the completion thereof) impair the structural integrity of the Leased Premises or adversely affect the systems of the building(s) that are part of the Leased Premises, without Landlord's written consent, which consent Landlord agrees not unreasonably to withhold or delay. Tenant may make any other Alterations without the prior written consent of the Landlord provided such Alterations comply with all of the provisions of the following sentence.

            b. In the event that Landlord gives its prior written consent to any Alterations, or if such consent is not required, Tenant agrees that in connection with any Alteration: (i) the fair market value of the Leased Premises shall not be lessened in any material respect after the completion of any such Alteration, or its structural integrity impaired or its systems adversely affected; (ii) the Alteration and any Alteration theretofore made or thereafter to be made shall not in the aggregate reduce the gross floor area of the Improvements; (iii) all such Alterations shall be performed in a good and workmanlike manner using new materials of a quality at least equal to the quality of the original Improvements, and shall be expeditiously completed in compliance with all Legal Requirements; (iv) all work done in connection with any such Alteration shall comply with all Insurance Requirements; (v) Tenant shall promptly pay all costs and expenses of any such Alteration, and shall (subject to the provisions of Paragraph 18 hereof) discharge all liens filed against any of the Leased Premises arising out of the same; (vi) Tenant shall procure and pay for all permits and licenses required in connection with any such Alteration; (vii) all such Alterations shall be the property of Landlord and shall be subject to this Lease; and (viii) any Alteration which involves the building systems, roof, foundations, footing or other or structural elements of the Improvements, or the estimated cost of which in any one instance exceeds Fifty Thousand Dollars ($50,000.00), shall be made under the supervision of an experienced, licensed architect or engineer and in accordance with plans and specifications which shall be submitted to Landlord (for informational purposes only) prior to the commencement of the Alterations.

      13.   Condemnation.

            a. Tenant, promptly after obtaining knowledge of the institution of any proceeding for Condemnation, shall notify Landlord thereof and Landlord shall be entitled to participate in any Condemnation proceeding. Landlord, promptly after obtaining knowledge of the institution of any proceeding for Condemnation, shall notify Tenant thereof and Tenant shall have the right to participate in such proceedings. Subject to the provisions of this Paragraph 13 and Paragraph 15, Tenant hereby irrevocably assigns to Lender or to Landlord, in that order, any award or payment in respect of any Condemnation of all or any part of the Leased Premises, except that nothing in this Lease shall be deemed to assign to Landlord or Lender any award or payment on account of the Trade Fixtures, moving expenses and out-of-pocket expenses incidental to the move, if available, to the extent Tenant shall have a right to make a separate claim therefor against the condemner, it being agreed, however, that Tenant shall in no event be entitled to any payment that reduces the award to which Landlord is or would be entitled for the condemnation of all or any part of the Leased Premises. Notwithstanding the foregoing, Tenant shall be entitled to any award or payment on account of Tenant's leasehold interest under this Lease only in the event of a Condemnation described in Paragraph 13(b)(i)(A) and then only to the extent that when such award, added to all other awards to which Tenant is entitled hereunder, is subtracted from the entire award in respect to all interests in the Leased Premises, the remainder exceeds the total of the amount set forth on Exhibit C attached hereto and made a part hereof plus the Additions to Purchase Price (as hereinafter defined).

            b.    (i)   (A)   If (I) the entire Leased Premises or (II) at least
fifteen percent (15%) of the applicable Land or the building(s) constructed on the Land or any means of ingress, egress, or access to the Leased Premises, the loss of which even after Restoration would, in Tenant's reasonable business judgment based on the effect of the Condemnation only, and not on the efficacy of Tenant's business in the Leased Premises prior to the Condemnation or any other factor, be substantially and materially adverse to the business operations of Tenant at the Leased Premises, shall be subject of a Taking by a duly constituted authority or agency having jurisdiction, then Tenant may, not later than ninety (90) days after such Taking has occurred, serve notice ("TENANT'S TERMINATION NOTICE") upon Landlord of Tenant's intention to terminate this Lease on any Basic Rent Payment Date specified in such Tenant's Termination Notice, which date (the "TERMINATION DATE") shall be no sooner than the first Basic Rent Payment Date occurring at least one hundred eighty (180) days after the date of such Tenant's Termination Notice.

                        (B) In the event that during the Initial Term or the first Renewal Term, Tenant shall serve a Tenant's Termination Notice upon Landlord, Tenant shall, as part of such Tenant's Termination Notice offer (which offer may be accepted by Landlord only with Lender's consent as set forth below in Paragraph 13(b)(i)(E) if the Leased Premises are then subject to a Mortgage) to purchase the Leased Premises and the award (or if no part of the Leased Premises shall remain, the entire award) for the applicable price (the "PURCHASE PRICE") computed in accordance with the schedule annexed hereto and marked Exhibit C plus all other amounts which may have accrued and be owing to Lender or Landlord under this Lease (such amounts being hereinafter collectively referred to as the "ADDITIONS TO PURCHASE PRICE").

                        (C) If Landlord and Lender shall elect to reject Tenant's offer to purchase, Landlord shall give notice thereof to Tenant within thirty (30) days after the giving of Tenant's Termination Notice. Should said notices of Landlord and Lender rejecting Tenant's offer to purchase not be served within said period of sixty (60) days, then and in that event, the said offer shall be deemed rejected.

                        (D) Should an offer to purchase be rejected by Landlord and Lender, this Lease shall be terminated as above provided and the entire award made in the Condemnation proceeding with respect to the Leased Premises shall be paid to Lender or to Landlord in that order.

                        (E) Landlord's notice to accept Tenant's offer to purchase shall be void and of no effect unless accompanied by the written notice of Lender (if the Leased Premises are then subject to a Mortgage) to the effect that Lender also elects to accept Tenant's offer to purchase.

                  (ii) In the event that Landlord and Lender shall accept Tenant's offer to purchase, title shall close and the Purchase Price and Additions to Purchase Price shall be paid as hereinafter provided and in such event Tenant shall be entitled to and shall receive any and all awards with respect to the Leased Premises then or thereafter made in the Condemnation proceeding and Landlord shall assign (or in case of any award previously made, deliver to Tenant on the Closing Date) such award as may be made with respect to the Leased Premises. In the event Landlord and Lender shall accept Tenant's offer to purchase with respect to the Leased Premises, title shall close thirty (30) days after the Termination Date hereinbefore defined (the "CLOSING DATE"), at noon at the local office of Landlord's counsel, or at such other time and place as the parties hereto may agree upon, this Lease shall be automatically extended to and including the Closing Date (or, if applicable, the extended Closing Date hereinafter described) and Tenant shall pay the Purchase Price and Additions to Purchase Price by transferring immediately available funds to such account or accounts and in such bank or banks as Lender or Landlord, in that order, shall designate, upon delivery to Tenant of a deed (of the same type pursuant to which the Leased Premises were conveyed to Landlord) conveying the portion of the Leased Premises, if any, remaining after the Taking and all other required documents including an assignment of any award in connection with the taking of the Leased Premises. Such deed shall convey title, free from encumbrances other than (A) Permitted Encumbrances, (B) liens or encumbrances created or suffered by Tenant or arising from or relating to the failure of Tenant to observe or perform any of the terms, covenants or agreements herein provided to be observed and performed by Tenant, (C) any installments of Impositions then affecting the Leased Premises, (D) this Lease, (E) the Taking and (F) any other matters as to which Tenant has consented. The Purchase Price and Additions to Purchase Price payable as hereinabove provided shall be charged or credited, as the case may be, on the Closing Date, to reflect adjustments of Basic Rent paid or payable to and including the Closing Date, apportioned as of the Closing Date. Tenant shall pay all closing costs and expenses in connection with the purchase, including but not limited to escrow costs, any costs of title insurance, and all conveyance, transfer, sales and like taxes in connection with the purchase, regardless of who is required to pay such taxes under State or local law or custom (and Tenant shall also pay to Landlord any amount necessary to yield to Landlord a net amount equal to the entire Purchase Price and Additions to Purchase Price if as a matter of the Law of the State or locality such tax cannot be paid directly by Tenant). If there be any liens or encumbrances against the Leased Premises which Landlord is obligated to remove, upon request made a reasonable time before the Closing Date, Landlord shall provide at the

      Closing separate funds for the foregoing, payable to the holder of such lien or encumbrances.

                  (iii) IF TENANT PURCHASES THE LEASED PREMISES PURSUANT TO THIS PARAGRAPH 13b, LANDLORD WILL SELL AND TRANSFER THE LEASED PREMISES, AND TENANT WILL PURCHASE AND TAKE THE LEASED PREMISES "AS IS", AND TENANT ACKNOWLEDGES THAT LANDLORD (WHETHER ACTING AS SELLER HEREUNDER OR IN ANY OTHER CAPACITY) WILL NOT MAKE, NOR SHALL LANDLORD BE DEEMED TO HAVE MADE, ANY WARRANTY OR REPRESENTATION, EXPRESS OR IMPLIED, WITH RESPECT TO ANY OF THE LEASED PREMISES, INCLUDING ANY WARRANTY OR REPRESENTATION AS TO ITS FITNESS FOR ANY USE OR PURPOSE, DESIGN OR CONDITION FOR ANY PARTICULAR USE OR PURPOSE, AS TO THE QUALITY OF THE MATERIAL OR WORKMANSHIP THEREIN, LATENT OR PATENT, AS TO LANDLORD'S TITLE THERETO, OR AS TO VALUE, COMPLIANCE WITH LEGAL REQUIREMENTS, INSURANCE REQUIREMENTS SPECIFICATIONS, LOCATION, USE, CONDITION, MERCHANTABILITY, QUALITY, DESCRIPTION, DURABILITY OR OPERATION, IT BEING AGREED THAT ALL RISKS INCIDENT TO ALL OF THESE MATTERS ARE TO BE BORNE BY TENANT (AS PURCHASER). TENANT ACKNOWLEDGES THAT THE LEASED PREMISES ARE OF ITS SELECTION AND THAT THE LEASED PREMISES AND ALL COMPONENTS THEREOF HAVE BEEN DEVELOPED, DESIGNED, SPECIFIED AND CONSTRUCTED BY AN AFFILIATE OF TENANT AT TENANT'S REQUEST AND HAVE BEEN INSPECTED BY TENANT AND WILL DURING THE TERM OF THE LEASE BE MAINTAINED AND REPAIRED (AND WHEN NECESSARY, REPLACED) BY TENANT. IN THE EVENT OF ANY DEFECT OR DEFICIENCY IN ANY OF THE LEASED PREMISES OF ANY NATURE, WHETHER PATENT OR LATENT, LANDLORD SHALL NOT HAVE ANY RESPONSIBILITY OR LIABILITY WITH RESPECT THERETO OR FOR ANY INCIDENTAL, CONSEQUENTIAL OR OTHER DAMAGES (INCLUDING STRICT LIABILITY IN TORT). THE PROVISIONS OF THIS PARAGRAPH 3b(iii) HAVE BEEN NEGOTIATED, AND THE FOREGOING PROVISIONS ARE INTENDED TO BE A COMPLETE EXCLUSION AND NEGATION OF ANY REPRESENTATIONS OR WARRANTIES BY LANDLORD, EXPRESS OR IMPLIED, WITH RESPECT TO ANY OF THE LEASED PREMISES, ARISING PURSUANT TO THE UNIFORM COMMERCIAL CODE AS ADOPTED BY THE STATE OR ANY OTHER LAW OR REGULATION NOW OR HEREAFTER IN EFFECT OR OTHERWISE.

                  (iv) In the event that after the first Renewal Term, Tenant shall serve a Tenant's Termination Notice upon Landlord, this Lease and the Term hereof shall terminate on the Termination Date specified in the Termination Notice; and in such event the entire award to the made in the Condemnation proceeding shall be paid to Lender or to Landlord, in that order.

            c.    (i)   In the event of a Condemnation of any part of the Leased
Premises which does not result in a Termination of this Lease, subject to the requirements of Paragraph 15, the Net Award of such Condemnation shall be retained by Landlord subject to the provisions of (c)(ii) below; and promptly after such Condemnation, Tenant shall commence and diligently continue to restore the Leased Premises as nearly as possible to its value, condition and character immediately prior to such Condemnation, in accordance with the provisions of this Lease, including but not limited to the provisions of Paragraphs 11 (a), 12 and 15 (such restoration following a Condemnation and restoration following a casualty is, as the context shall require, herein called a "RESTORATION").

                  (ii) Upon the payment to Landlord of the Net Award of a Taking which falls within the provisions of this Paragraph 13(c), Landlord and Lender shall, to the extent received, make that portion of the Net Award equal to the cost of Restoration (the "RESTORATION AWARD") available to Tenant for Restoration, in accordance with the provisions of Paragraph 15, and promptly after completion of the Restoration, the balance of the Net Award shall be retained by Landlord (or if required by Lender, applied to reduce the outstanding principal balance of any Note or Notes secured by a Mortgage), and all Basic Rent, Additional Rent and other sums payable hereunder shall continue unabated and unreduced.

                  (iii) In the event of a Requisition of the Leased Premises, Landlord shall apply the Net Award of such Requisition, to the extent available, to the installments of Basic Rent, Additional Rent or other sums payable by Tenant hereunder thereafter payable and Tenant shall pay any balance remaining thereafter. Upon the expiration of the Term, any portion of such Net Award which shall not have been previously credited to Tenant on account of the Basic Rent and Additional Rent shall be retained by Landlord.

            d. Except with respect to an award or payment to which Tenant is entitled pursuant to the provisions of Paragraph 13(a), 13(b) and 13(c), no agreement with any condemner in settlement of or under threat of any Condemnation shall be made by Tenant without the written consent of Landlord, and of Lender, if the Leased Premises are then subject to a Mortgage, which consent shall not be unreasonably withheld or delayed.

      14.   Insurance.

            a. Tenant shall maintain at its sole cost and expense the following insurance on the Leased Premises:

                  (i) Insurance against loss or damage to the Improvements and Equipment under a fire and broad form of all risk extended coverage insurance policy (which shall include flood insurance if the Leased Premises is located within a flood hazard area and which shall include earthquake insurance if the Leased Premises is located in an area where earthquake insurance is customarily maintained for similar commercial properties). Such insurance shall be in amounts sufficient to prevent Landlord or Tenant from becoming a co-insurer under the applicable policies, and in any event in amounts not less than the full replacement cost of the Improvements and

      Equipment (including but not limited to the cost of demolition of the damaged Improvements and the cost associated with changes in Legal Requirements, but excluding footings and foundations and other parts of the Improvements which are not insurable) as determined from time to time at Lender's request but not more frequently than once in any 12-month period, by agreement of Landlord, Lender, and Tenant, or if not so agreed, at Tenant's expense, by the insurer or insurers or by an appraiser approved by Landlord. Such insurance policies may contain commercially reasonable exclusions and deductible amounts as such amounts are determined by Landlord and Lender.

                  (ii) Commercial general liability insurance (including contractual indemnity) against claims for bodily injury, death or property damage occurring on, in or about the Leased Premises, which insurance shall be written on a so-called "occurrence basis," and shall provide minimum protection with a combined single limit in an amount not less than Two Million Dollars ($2,000,000.00) and excess liability coverage of Ten Million Dollars ($10,000,000.00) (or in each case in such increased limits from time to time to reflect declines in the purchasing power of the dollar as Landlord may reasonably request).

                  (iii) Worker's compensation insurance covering all persons employed by Tenant on the Leased Premises in connection with any work done on or about any of the Leased Premises for which claims for death or bodily injury could be asserted against Landlord, Tenant or the Leased Premises.

                  (iv) During periods of war or national emergency, war risk insurance in an amount not less than the actual replacement cost of the Improvements and Equipment (excluding footings and foundations and other parts of the Improvements which are not insurable), when and to the extent obtainable from the United States Government or an agency thereof at reasonable cost.

                  (v) Insurance against loss or damage from explosion of any steam or pressure boilers or similar apparatus located in or about the Improvements in an amount not less than the full replacement cost of the Improvements and Equipment (including but not limited to the cost of demolition of the damaged Improvements and the cost associated with changes in Legal Requirements, but excluding footings and foundations and other parts of the Improvements which are not insurable).

                  (vi) Business interruption insurance in an amount equal to at least one (1) year's Basic Rent.

                  (vii) Such additional and/or other insurance with respect to the Improvements located on the Leased Premises and in such amounts as at the time is customarily carried by prudent owners or tenants with respect to improvements similar in character, location and use and occupancy to the Improvements located on the Leased Premises.

            b. The insurance required by Paragraph 14(a) shall be written by companies having a claims paying ability rating by Standard & Poors of not less than A-, and all such companies shall be authorized to do an insurance business in the State, or otherwise agreed to by Landlord and Lender. The insurance policies (i) shall be in amounts sufficient at all times to satisfy any coinsurance requirements thereof, and (ii) shall (except for the worker's compensation insurance referred to in Paragraph 14(a)(iii) hereof) name Landlord, Tenant, and any Lender as additional insured parties, as their respective interests may appear, (iii) shall be for a term of not less than twelve (12) months, (iv) shall be primary and non-contributory; (v) shall insure all Tenant's indemnities given in this Lease, and (vi) shall contain a cross-liability endorsement. No insurance maintained or required to be maintained by Tenant hereunder or otherwise shall limit Tenant's indemnification obligations under Paragraph 10 or any other provision of this Lease. If said insurance or any part thereof shall expire, be withdrawn, become void by breach of any condition thereof by Tenant or become void or unsafe by reason of the failure or impairment of the capital of any insurer, Tenant shall immediately obtain new or additional insurance reasonably satisfactory to Landlord and Lender.

            c. Each insurance policy referred to in clauses (i), (iv), (v), (and (vi) if requested by Lender) of Paragraph 14(a), shall contain a mortgagee loss payee clause and standard non-contributory mortgagee clauses in favor of any Lender which holds a Mortgage on the Leased Premises. Each policy shall provide that it may not expire or be canceled or materially modified as to coverage or otherwise except after thirty (30) days prior written notice to Landlord and any Lender. Each policy shall also provide that any losses otherwise payable thereunder shall be payable notwithstanding (i) any act or omission of Landlord or Tenant which might, absent such provision, result in a forfeiture of all or a part of such insurance payment, (ii) the occupation or use of any of the Leased Premises for purposes more hazardous than permitted by the provisions of such policy, (iii) any foreclosure or other action or proceeding taken by any Lender pursuant to any provision of the Mortgage upon the happening of an event of default thereunder, or (iv) any change in title or ownership or occupancy of the Leased Premises.

            d. Tenant shall pay as they become due all premiums for the insurance required by this Paragraph 14, shall renew or replace each policy, and shall deliver to Landlord and Lender a certificate or other evidence (reasonably satisfactory to Lender and Landlord) of the existing policy and such renewal or replacement policy at least thirty (30) days prior to the expiration date of each policy. Tenant shall also provide to Landlord true and correct copies of each such policy promptly after Landlord's request therefor. Each such policy shall provide that it shall not expire until the Landlord and the Lender shall receive a notice from the insurer to the effect that a policy will expire on a date which shall be thirty (30) days following the date of the receipt by Landlord and Lender of such notice. In the event of Tenant's failure to comply with any of the foregoing requirements of this Paragraph 14 within five (5) business days of the giving of written notice by Landlord to Tenant, Landlord shall be entitled (but not obligated) to procure such insurance. Any sums expended by Landlord in procuring such insurance shall be Additional Rent and shall be repaid by Tenant, together with interest thereon at the Default Rate, from the time of payment by Landlord until fully paid by Tenant immediately upon written demand therefor by Landlord.

            e. Anything in this Paragraph 14 to the contrary notwithstanding, any insurance which Tenant is required to obtain pursuant to Paragraph 14(a) may be carried under a "blanket" policy or policies covering other properties or liabilities of Tenant, provided that such "blanket" policy or policies otherwise comply with the provisions of this Paragraph 14 and do not reduce or otherwise adversely affect coverage of the Leased Premises. In the event any such insurance is carried under a blanket policy, Tenant shall deliver to Landlord and Lender evidence of the issuance and effectiveness of the policy, the amount and character of the coverage with respect to the Leased Premises and the presence in the policy of provisions of the character required in the above sections of this Paragraph 14.

            f. In the event of any casualty loss exceeding Twenty Five Thousand Dollars ($25,000.00), Tenant shall give Landlord immediate written notice thereof. Tenant shall adjust, collect and compromise any and all claims, with the consent of Lender and Landlord, not to be unreasonably withheld or delayed, and Landlord and Lender shall have the right to join with Tenant therein. If the estimated cost of Restoration or repair shall be One Hundred Thousand Dollars ($100,000.00) or less, all proceeds of any insurance required under clauses (i), (iv), and (v) (and (vi) if requested by Lender) of Paragraph 14(a) hereof shall be payable to Tenant, provided that Tenant is not in default hereunder and that Tenant (or the guarantor of the Tenant's obligations under this Lease) at such time shall have a tangible net worth of not less than One Hundred Million Dollars ($100,000,000.00) as determined in accordance with generally accepted accounting principles, consistently applied, and in all other events to a Trustee which shall be a federally insured bank or other financial institution, selected by Landlord and Tenant and reasonably satisfactory to Lender (the "TRUSTEE"). If the Leased Premises shall be covered by a Mortgage, Lender, if it so desires, shall be the Trustee. Each insurer is hereby authorized and directed to make payment under said policies directly to such Trustee instead of to Landlord and Tenant jointly; and Tenant and Landlord each hereby appoints such Trustee as its attorney-in-fact to endorse any draft therefor for the purposes set forth in this Lease after approval by Tenant of such Trustee, if Trustee is other than Lender. Except as stated in Paragraph 14(g) below, in the event of any casualty (whether or not insured against) resulting in damage to or depreciation of the Leased Premises or any part thereof, the Term shall nevertheless continue and there shall be no abatement or reduction of Basic Rent, Additional Rent or any other sums payable by Tenant hereunder. The Net Proceeds of such insurance payment shall be retained by the Trustee and, promptly after such casualty, Tenant, as required in accordance with Paragraphs 11(a) and 12, shall commence and diligently continue to perform the Restoration to the Leased Premises. Upon payment to the Trustee of such Net Proceeds, the Trustee shall, to the extent available, make the Net Proceeds available to Tenant for Restoration, in accordance with the provisions of Paragraph 15. Tenant shall at its sole cost and expense, whether or not the Net Proceeds are sufficient for the purpose, promptly repair or replace the Improvements and Equipment in accordance with the provisions of Paragraph 11(a) and the Net Proceeds of such loss shall thereupon be payable to Tenant, subject to the provisions of Paragraph 15 hereof. In the event that any damage or destruction shall occur at such time as Tenant shall not have maintained third-party insurance in accordance with Paragraph 14(a)(i),(iv),(v) or (vi), Tenant shall pay to the Trustee promptly after the occurrence of such damage or destruction the amount of the proceeds that would have been payable had such insurance program been in effect (the "TENANT INSURANCE PAYMENT").

            g. Notwithstanding anything to the contrary contained herein, if at any time from and after the first thirty six (36) months of the first Renewal Term all or substantially all of the Leased Premises are damaged or destroyed by fire or other casualty which, in the Tenant's reasonable judgment renders the Leased Premises unsuitable for Restoration to allow continued use and occupancy by the Tenant, then Tenant may elect to terminate this Lease by written notice to Landlord and Lender, but only if such election is made within ninety (90) days of the casualty. If Tenant timely elects to terminate this Lease under this Paragraph 14g, then this Lease shall terminate, and Tenant shall assign and deliver all insurance proceeds to the Landlord and shall pay to Landlord the amount of any deductibles.

      15. Restoration. Net Proceeds, Restoration Award and Tenant Insurance Payment (the aggregate of which being herein defined as the "RESTORATION FUND") shall be disbursed by the Trustee in accordance with the following conditions:

            a. If the cost of Restoration will exceed $100,000.00, prior to commencement of the Restoration, the architects, general contractor(s), and plans and specifications for the Restoration shall be approved by Landlord, which approval shall not be unreasonably withheld or delayed; and which approval shall be granted to the extent that the plans and specifications depict a Restoration which is substantially similar to the Improvements and Equipment which existed prior to the occurrence of the Casualty or Taking, whichever is applicable.

            b. At the time of any disbursement, no Event of Default shall exist and no mechanics' or materialmen's liens shall have been filed and remain undischarged or unbonded, subject to the provisions of Paragraph 18 hereof.

            c. Disbursements shall be made from time to time in an amount not exceeding the direct hard and direct soft cost of the Work and costs incurred since the last disbursement upon receipt of (1) satisfactory evidence, including architects' certificates of the stage of completion, of the estimated cost of completion and of performance of the Work to date in a good and workmanlike manner in accordance with the contracts, plans and specifications and with all Insurance Requirements and Legal Requirements, (2) partial releases of liens, and (3) other reasonable evidence of cost and payment so that Landlord can verify that the amounts disbursed from time to time are represented by work that is completed in place or delivered to the site and free and clear of mechanics' lien claims and (4) satisfactory evidence that the undisbursed funds are sufficient to complete the remaining Work.

            d. Each request for disbursement shall be accompanied by a certificate of Tenant describing the Work for which payment is requested, stating the cost incurred in connection therewith and stating that Tenant has not previously received payment for such Work, and the certificate to be delivered by Tenant upon completion of the Work shall, in addition, state that the Work has been substantially completed and complies with all Legal Requirements, Insurance Requirements approved plans and specificiations and the applicable requirements of this Lease.

            e. The Trustee may retain ten percent (10%) of the Restoration Fund until thirty (30) days after the Restoration is substantially complete and all governmental approvals are issued.

            f. The Restoration Fund shall be kept in a separate interest-bearing federally insured account by the Trustee or by Lender.

            g. At all times the undisbursed balance of the Restoration Fund held by Trustee plus any funds contributed thereto by Tenant, at its option, shall be not less than the cost of completing the Restoration, free and clear of all liens.

            h. In addition, prior to commencement of Restoration and at any time during Restoration, if the estimated cost of Restoration, as reasonably determined by Landlord, exceeds the amount of the Net Proceeds, the Restoration Award and Tenant Insurance Payment available for such Restoration, the amount of such excess shall be paid by Tenant to the Trustee to be added to the Restoration Fund or Tenant shall fund at its own expense the costs of such Restoration until the remaining Restoration Fund is sufficient for the completion of the Restoration. Any sum in the Restoration Fund which remains in the Restoration Fund upon the completion of Restoration and disbursement of funds (to the extent available) to Tenant covering the cost of the Work, and return to Tenant of any unused funds which were added to the Restoration Fund by Tenant, shall be paid to Landlord. For purposes of determining the source of funds with respect to the disposition of funds remaining after the completion of Restoration, the Net Proceeds or the Restoration Award shall be deemed to be disbursed prior to any amount added by Tenant.

      16.   Subordination to Financing.

            a.    (i)   Subject to the provisions of Paragraph 16 (a)(ii), and
subject to the execution and timely delivery to Tenant by Lender of an instrument in accordance with Paragraph 16(d), Tenant agrees that this Lease shall at all times be subject and subordinate to the lien of any Mortgage, and Tenant agrees, upon demand, without cost, to execute instruments as may be required to further effectuate or confirm such subordination.

                  (ii) Except as expressly provided in this Lease by reason of the occurrence of an Event of Default, Tenant's tenancy and Tenant's rights under this Lease shall not be disturbed, terminated, or otherwise adversely affected, nor shall this Lease be affected, by any default under any Mortgage, and in the event of a foreclosure or other enforcement of any Mortgage, or sale in lieu thereof, the purchaser at such foreclosure sale shall be bound to Tenant, subject to the provisions of Paragraph 25 hereof, for the Term of this Lease and any Renewal Term, the rights of Tenant under this Lease shall expressly survive, and this Lease shall in all respects continue in full force and effect so long as no Event of Default has occurred and is continuing. Tenant shall not be named as a party defendant in any such foreclosure suit, except as may be required by law. Any Mortgage to which this Lease is now or hereafter subordinate shall provide, in effect, that during the time this Lease is in force insurance proceeds and

Restoration Award shall be permitted to be used for Restoration in accordance with the provisions of this Lease.

            b. Notwithstanding the provisions of Paragraph 16(a), the holder of any Mortgage to which this Lease is subject and subordinate shall have the right, at its sole option, at any time, to subordinate and subject the Mortgage, in whole or in part, to this Lease by recording a unilateral declaration to such effect, provided that such holder shall have agreed that during the time this Lease is in force, insurance proceeds and Restoration Award shall be permitted to be used for restoration in accordance with the provisions of this Lease.

            c. At any time prior to the expiration of the Term, Tenant agrees, at the election and upon demand of any owner of the Leased Premises, or of a Lender who has granted non-disturbance to Tenant pursuant to Paragraph 16(a) above, to attorn, from time to time, to any such owner or Lender, upon the terms and conditions of this Lease, for the remainder of the Term. The provisions of this Paragraph 16(c) shall inure to the benefit of any such owner or Lender, shall apply notwithstanding that, as a matter of law, this Lease may terminate upon the foreclosure of the Mortgage, shall be self-operative upon any such demand, and no further instrument shall be required to give effect to said provisions.

            d. Each of Tenant, any owner and Lender, however, upon demand of the other, hereby agrees to execute, from time to time, instruments in confirmation of the foregoing provisions of Paragraphs 16(a) and 16(c) reasonably satisfactory to the requesting party acknowledging such subordination, non-disturbance and attornment as are provided in such subsections, to the extent applicable.

            e. Upon Lender's request, Landlord, Tenant and Lender shall enter into a "subordination, nondisturbance and attornment" pursuant to which Tenant shall subordinate its leasehold interest in the Leased Premises to the lien of the Mortgage, and shall agree to attorn to Lender or any purchaser at a foreclosure sale, as successor landlord, if Lender or any purchaser at a foreclosure sale succeeds to Landlord's interest in the Leased Premises, provided that Tenant's tenancy will not be disturbed as long as no Event of Default has occurred hereunder. Such agreement shall include certain terms and conditions as customarily afforded to institutional lenders negotiating with sophisticated landlords and tenants with respect to mortgage financing, intended for the protection and benefit of the Lender, and its successors and assigns as may succeed to the interest of Landlord under this Lease. Tenant hereby agrees for the benefit of Lender that Tenant will not, (i) without in each case the prior written consent of Lender, which shall not be unreasonably withheld, conditioned or delayed, amend or modify this Lease (provided, however, Lender, in Lender's sole discretion may withhold or condition its consent to any amendment or modification which would or could (A) alter in any way the amount or time for payment of any Basic Rent, Additional Rent or other sum payable hereunder, (B) alter in any way the absolute and unconditional nature of Tenant's obligations hereunder or materially diminish any such obligations, (C) result in any termination hereof prior to the end of the Term, or (D) otherwise, in Lender's reasonable judgment, affect the rights or obligations of Landlord or Tenant hereunder), or enter into any agreement with Landlord so to do, (ii) without the prior written consent of Lender which may be withheld in Lender's sole discretion, cancel or surrender or seek to cancel or surrender this Lease or the Term hereof, or enter into any agreement with Landlord to do so (the parties agreeing that the foregoing shall not be construed to affect the rights or obligations of Tenant, Landlord or Lender with respect to any termination permitted under the express terms hereof in connection with an offer to purchase the Leased Premises following certain events of condemnation as provided in Section 13 hereof), or
(iii) pay any installment of Basic Rent more than one (1) month in advance of the due date thereof or otherwise than in the manner provided for in this Lease.

      17.   Assignment or Subleasing.

            a. Notwithstanding anything contained in this Lease to the contrary, Tenant may not assign hypothecate, pledge or otherwise transfer its interest in this Lease without the prior written consent of Landlord, which may be withheld in the sole and absolute discretion of Landlord, unless such assignment is to a successor-by-merger or an entity controlling, controlled by or under common control with Tenant. (For purposes of the preceding sentence, the term "control" and the derivatives thereof means the ownership of more than fifty percent (50%) of the equity interests in an entity.) Tenant may not sublease the Demised Premises, in whole or in part, without the prior written consent of Landlord, which may be withheld in Landlord's sole and absolute discretion. For purposes of this Section 17 any transfer of 25% or more of the ownership interest in Tenant, any change in the general partner of Tenant or sale of all or substantially all of the assets of Tenant shall be deemed an assignment requiring Landlord's consent

            b. Each sublease of the Leased Premises or any part thereof shall be subject and subordinate to the provisions of this Lease. In no event will any sublease be construed as a direct lease or other obligation between Landlord and any subtenant, provided, however, that notwithstanding the foregoing, Landlord shall be named as a third party beneficiary of all subtenants' respective obligations under all subleases. No assignment or sublease shall affect or reduce any of the obligations of Tenant hereunder, and all such obligations shall continue in full force and effect as obligations of a principal and not as obligations of a guarantor, as if no assignment or sublease had been made, and no assignment or sublease shall offset or reduce any of the obligations of the Guarantor under the Guaranty. Notwithstanding any assignment or subletting Tenant shall continue to remain primarily liable and responsible for the payment of the Basic Rent and Additional Rent and the performance of all its other obligations under this Lease, as and when required to be paid and performed hereunder. No assignment or sublease shall impose any obligations on Landlord under this Lease except as otherwise provided in this Lease. Tenant agrees that in the case of an assignment of the Lease, Tenant shall, within fifteen (15) days after the execution and delivery of any such assignment, deliver to Landlord (i) a duplicate original of such assignment in recordable form and (ii) an agreement executed and acknowledged by the assignee in recordable form (and in a form acceptable to Landlord and Lender) wherein the assignee shall agree to assume and agree to observe and perform all of the terms and provisions of this Lease on the part of the Tenant to be observed and performed from and after the date of such assignment. In the case of a sublease, Tenant shall, within fifteen
(15) days after the execution and delivery of such sublease, deliver to Landlord a duplicate original of such sublease.

            c. Consent by Landlord to one or more assignments of this Lease or to one or more sublettings of all or part of the Leased Premises shall not be deemed to be a consent to any subsequent assignment or subletting. Any assignment or subletting without Landlord's consent shall be void and, in addition, shall constitute a breach of this Lease. Tenant shall reimburse Landlord as additional rent the greater of: (i) $1,500; and, (ii) Landlord's reasonable attorney's fees (not to exceed $2,500) and costs incurred in conjunction with the processing and documentation of any such requested assignment, subletting, transfer, change of ownership or hypothecation of this Lease or Tenant's interest in and to the Leased Premises.

            d. Upon the occurrence of an Event of Default under this Lease, Landlord shall have the right to collect and enjoy all rents and other sums of money payable under any sublease of any of the Leased Premises, and Tenant hereby irrevocably and unconditionally assigns such rents and money to Landlord, which assignment may be exercised upon and after (but not before) the occurrence of an Event of Default.

      18.   Permitted Contests.

            a. After prior written notice to Landlord and Lender, Tenant shall not be required to (i) pay any Imposition, (ii) comply with any Legal Requirement, (iii) discharge or remove any lien referred to in Paragraphs 9 or 12, or (iv) take any action with respect to any violation referred to in Paragraph 11 (b), so long as Tenant shall contest, in good faith and at its sole cost and expense, the existence, the amount or the validity thereof, the amount of the damages caused thereby, or the extent of its or Landlord's liability therefor, by appropriate proceedings which, as a condition to Tenant's right to contest the same pursuant to this Paragraph 18, shall operate during the pendency thereof to prevent (A) the collection of, or other realization upon, the Imposition or lien so contested, (B) the sale, forfeiture or loss of any of the Leased Premises, any Basic Rent or any Additional Rent to satisfy the same or to pay any damages, fines or penalties caused by the violation of any such Legal Requirement, (C) any interference with the use or occupancy of any of the Leased Premises, (D) any interference with the payment of any Basic Rent or any Additional Rent or other sums payable hereunder, and (E) the cancellation of any fire or other insurance policy. If Tenant's consolidated tangible net worth (as determined on a consolidated basis using generally accepted accounting principles consistently applied) shall be less than One Hundred Million Dollars ($100,000,000.00) at the time of commencement of or at any time during any such contest, Tenant shall provide to Landlord and Lender a bond of a surety acceptable to Landlord and Lender in an amount satisfactory to Landlord and Lender.

            b. In no event shall Tenant pursue any contest with respect to any Imposition, Legal Requirement, lien, or violation, referred to above in such manner that exposes Landlord or Lender to the risk of (i) criminal liability, penalty or sanction, (ii) any civil liability, penalty or sanction, or (iii) defeasance of its interest the Leased Premises.

            c. Tenant agrees that each such contest shall be promptly and diligently prosecuted to a final conclusion, except that Tenant shall, so long as the conditions of the first sentence of this Paragraph 18 are at all times complied with, have the right to attempt to settle or compromise such contest through negotiations. Tenant shall pay and shall indemnify, defend

(with counsel reasonably acceptable to Landlord or if Landlord elects it may defend itself at Tenant's expense) and save Lender and Landlord harmless against any and all losses, damages, liabilities, judgments, decrees and costs (including all attorneys' fees and expenses) in connection with any such contest and shall, promptly after the final determination of such contest, fully pay and discharge the amounts which shall be levied, assessed, charged or imposed or be determined to be payable therein or in connection therewith, together with all penalties, fines, interest, costs and expenses thereof or in connection therewith, and perform all acts the performance of which shall be ordered or decreed as a result thereof.

      19.   Conditional Limitations; Default Provisions.

            a. The occurrence of any one or more of the following events shall constitute an Event of Default under this Lease: (i) a failure by Tenant to make (regardless of the pendency of any bankruptcy, reorganization, receivership, insolvency or other proceedings, in law, in equity or before any administrative tribunal which had or might have the effect of preventing Tenant from complying with the provisions of this Lease): (x) any payment of Basic Rent which continues unremedied for a period of five (5) days after written notice in accordance with Paragraph 21 below ("NONPAYMENT NOTICE") thereof given to Tenant by Landlord or Lender or Lender's designee, or (y) any payment of Additional Rent or other sum herein required to be paid by Tenant which continues unremedied for a period of ten (10) days after a Nonpayment Notice is given to Tenant by Landlord or Lender or Lender's designee; (ii) Tenant's failure to deliver any documents or to comply with any of its other obligations pursuant to Paragraphs 16 or 22, respectively, within the applicable time period set forth therein (unless such failure is cured within three (3) days after Landlord's second written request for such documents or compliance), or Tenant's breach of the provisions of Paragraph 17; (iii) Tenant's failure to comply with the terms of any Permitted Encumbrance, REA, Legal Requirement or Insurance Requirement within the times set forth therein, or if no time is specified therein, then within thirty (30) days after written notice thereof is given by Landlord or Lender or Lender's designee to Tenant ("NONPERFORMANCE NOTICE") or if such default is of such a nature that it cannot reasonably be cured within such period of thirty (30) days, such period shall be extended for such longer time as is reasonably necessary provided that Tenant has commenced to cure such default within said period of thirty (30) days and is actively, diligently and in good faith proceeding with continuity to remedy such default; (iv) failure by Tenant to perform and observe, or a violation or breach of, any other provision in this Lease and such default shall continue for a period of thirty (30) days after a Nonperformance Notice is given by Landlord or Lender or Lender's designee to Tenant or if such default is of such a nature that it cannot reasonably be cured within such period of thirty (30) days, such period shall be extended for such longer time as is reasonably necessary provided that Tenant has commenced to cure such default within said period of thirty (30) days and is actively, diligently and in good faith proceeding with continuity to remedy such default; (v) Tenant or Guarantor shall (A) voluntarily be adjudicated a bankrupt or insolvent, (B) voluntarily consent to the appointment of a receiver or trustee for itself or for any of the Leased Premises, (C) voluntarily file a petition seeking relief under the bankruptcy or other similar laws of the United States, any state or any jurisdiction, or (D) voluntarily file a general assignment for the benefit of creditors; (vi) a court shall enter an order, judgment or decree appointing, with the voluntary consent of Tenant or Guarantor, a receiver or trustee for Tenant or Guarantor or for the Leased Premises or approving a petition filed against Tenant or Guarantor which seeks relief under the bankruptcy or other similar laws of the United States or any State, and such order, judgment or decree shall remain in force, undischarged or unstayed, ninety (90) days after it is entered; (vii) Tenant or Guarantor hereunder shall in any insolvency proceedings be liquidated or dissolved or shall voluntarily commence proceedings towards its liquidation or dissolution;
(viii) the estate or interest of Tenant in the Leased Premises shall be levied upon or attached in any proceeding and such estate or interest is about to be sold or transferred or such process shall not be vacated or discharged within ninety (90) days after such levy or attachment; or (ix) any breach or default of Guarantor under the Guaranty.

            b. If any Event of Default shall have occurred and be continuing, Landlord, in addition to any other rights or remedies it may have at law or in equity, may do any one or more of the following:

                  (i) elect by written notice to Tenant to terminate this Lease; or

                  (ii) perform, on behalf and at the expense of Tenant (entering upon the Leased Premises for such purpose, if necessary), any obligation of Tenant under this Lease which Tenant has failed to perform and of which Landlord shall have given Tenant notice, the cost of which performance or liability by Landlord shall be deemed Additional Rent and incurred for the account of Tenant and Tenant shall reimburse Landlord therefor and save Landlord harmless therefrom upon demand provided, however, that Landlord may cure any such default described in this subparagraph prior to the expiration of the waiting period established in
      Section 19.1, but after notice to Tenant if the curing of such default prior to the expiration of said waiting period is reasonably necessary to protect the Leased Premises or Landlord's interest in the Premises, or to prevent injury or damage to persons or property. If Tenant shall fail to reimburse Landlord upon demand for any amount paid for the account of Tenant hereunder, said amount shall be added to and become due as a part of the next payment of Basic Rent due hereunder. Notwithstanding anything to the contrary contained herein, in the case of emergency, notice required pursuant to this Paragraph 19 may be given orally or in any other reasonably due and sufficient manner having regard to the emergency and the attending circumstances. If any such notice shall not be given in the manner described in Paragraph 21 of this Lease entitled "Notices", then as soon thereafter as practicable, such notice shall be followed up by notice given in the manner prescribed in said Paragraph. No entry by Landlord, in accordance with the provisions of this Paragraph, shall be deemed to be an eviction of Tenant. Landlord's performance of any such covenant shall neither subject Landlord to liability for any loss, inconvenience or damage to Tenant nor be construed as a waiver of Tenant's default or of any other right or remedy of Landlord in respect of such default, or as a waiver of any covenant, term or condition of this Lease; or

                  (iii) immediately, using such force as may be reasonably necessary, re-enter upon the Premises, remove all persons and property therefrom, and store such property in a public warehouse or elsewhere at the sole cost and for the account of Tenant, all without service of notice or resort to legal process, without being deemed guilty of trespass or becoming liable for any loss or damage which may be occasioned thereby (except for any loss or damage resulting from or caused by the gross negligence or criminal act of Landlord or its employees, agents or contractors), and without such re-entry being deemed to terminate this Lease.

            c. In the event Landlord re-enters upon the Premises as provided in clause (iii) of the foregoing Section 19.b or takes possession of the Premises as provided herein or pursuant to legal proceedings or pursuant to any notice provided for by law, then in addition to all other rights and remedies provided or accruing to Landlord at law or in equity:

                  (i) Landlord may terminate this Lease and forthwith repossess the Premises and remove all persons or property therefrom and be entitled to recover from Tenant, as damages, the sum of money equal to the total of (i) the reasonable cost of recovering the Premises, (ii) the accrued and unpaid rentals owed at the time of termination plus interest thereon from such due date at the maximum rate permitted by law, (iii) the discounted net present value, at the discount rate of the Federal Reserve Bank of San Francisco, California, of the balance of the Base Rent for the remainder of the Term to the extent the same exceeds the then fair market rental value of the Premises for the balance of the Term (with due consideration for the costs and delay in reletting), and (iv) any other sum of money and damages owed by Tenant to Landlord; or

                  (ii) Landlord may terminate Tenant's right of possession (but not this Lease) and may repossess the Premises without demand or notice of any kind to Tenant and without terminating this Lease in which event Landlord shall, to the extent required under applicable law, relet the same for the account of Tenant for such rent and upon such terms as shall be satisfactory to Landlord. For the purpose of such reletting, Landlord is authorized to make repairs, changes, alterations or additions to the Premises to make same relettable, and (i) if Landlord shall be unable to relet the Premises, or (ii) if the same are relet and sufficient sums shall not be realized from such reletting (after paying: (a) the unpaid rentals due under the Lease earned, but unpaid at the time of reletting plus interest thereon at the maximum rate permitted by applicable law, (b) the cost of recovering possession, including Landlords attorney's fees,
      (c) all of the costs and expenses of reletting including advertising therefor, decorations, repairs, changes, alterations and additions by Landlord, and (d) the expense of the collection of the Basic Rent and Additional Rent accruing therefrom) to satisfy the rent and all other charges provided for in this Lease to be paid by Tenant then Tenant shall pay to Landlord, as damages, the sum equal to the amount of the Basic Rent, and Additional Rent and other expenses payable by Tenant for such period or periods, or if the Premises have been relet, Tenant shall satisfy and pay any such deficiency upon demand therefore from time to time and Tenant agrees that Landlord may file suit to recover any sums falling due under the terms of this Paragraph from time to time upon one or more occasions without Landlord being obligated to wait until expiration of the term of this Lease. Such reletting shall not be construed as an election on the part of Landlord to terminate this Lease unless a written notice of such termination be given to Tenant by Landlord. Notwithstanding any such reletting without termination, Landlord may at any time thereafter elect to terminate this Lease for such previous breach. Failure of Landlord to declare any default immediately upon occurrence thereof or delay in taking any action in connection therewith shall not waive such default but Landlord shall have the right to declare any such default at any time thereafter.

            d. In the event that Landlord at any time terminates this Lease for any default by Tenant, in addition to any other remedies Landlord may have, Landlord may recover from Tenant (i) all damages Landlord may incur by reason of such default, including, without limitation, all repossession costs, brokerage commissions, court costs, attorneys fees, alteration, reletting advertising and refitting and repair costs, (ii) the accrued and unpaid rentals owed at the time of' termination plus interest thereon from such due date at the maximum rate permitted by law, (iii) the discounted net present value, at the discount rate of the Federal Reserve Bank of San Francisco, California, of the balance of the Basic Rent, Additional Rent and any other amounts payable by Tenant for the remainder of the Term to the extent the same exceeds the then fair market rental value of the Premises for the balance of the Term (with due consideration given to the costs and delay of reletting), and (iv) any other sum of money and damages owed by Tenant to Landlord. All such amounts shall be immediately due and payable from Tenant to Landlord.

            e. In the event of a default by Landlord under this Lease, Tenant's sole and exclusive remedy shall be an action at law for damages (excluding consequential damages), and Tenant shall not be entitled to terminate this Lease, abate or "off-set" or deduct from Rent, or exercise any legal or equitable remedy that would result in a termination of this Lease or abatement or "off-set" of or deduction from the Rent.

      20.   Additional Rights of Landlord and Tenant.

            a. No right or remedy conferred upon or reserved to Landlord in this Lease or available to Landlord by law or in equity is intended to be exclusive of any other right or remedy; and each and every right and remedy shall be cumulative and in addition to any other right or remedy contained in this Lease or available at law or in equity. No delay or failure by Landlord or Tenant to enforce its rights under this Lease shall be construed as a waiver, modification or relinquishment thereof. In addition to the other remedies provided in this Lease, Landlord and Tenant shall be entitled, to the extent permitted by applicable law, to injunctive relief in case of the violation or attempted or threatened violation of any of the provisions of this Lease, or to specific performance of any of the provisions of this Lease.

            b. Tenant hereby waives and surrenders for itself and all those claiming under it, including creditors of all kinds, any right and privilege which it or any of them may have under any present or future law to redeem any of the Leased Premises or to have a continuance or reinstatement of this Lease after termination of this Lease or of Tenant's right of occupancy or possession pursuant to any court order or any provision hereof.

            c. Landlord hereby waives any right to distrain or levy upon Trade Fixtures or any property of Tenant and any Landlord's lien or similar lien upon Trade Fixtures and any other property of Tenant regardless of whether such lien is created or otherwise. Landlord agrees at the request of Tenant, to execute a waiver of any Landlord's or similar lien for the benefit of any present or future holder of a security interest in or lessor of any of Trade Fixtures or any other personal property of Tenant.

            d. Landlord acknowledges and agrees in the future to acknowledge (in a written form reasonably satisfactory to Tenant and Landlord) to such persons and entities at such times and for such purposes as Tenant may reasonably request that the Trade Fixtures are Tenant's property and not part of the Improvements (to the extent the same can be removed without material damage to the Improvements) or otherwise subject to the terms of this Lease.

            e. Each of Tenant and Landlord (herein called "PAYING PARTY") agrees to pay to the other party (herein called "DEMANDING PARTY") any and all attorney's fees and other reasonable costs and expenses incurred by the Demanding Party in connection with any litigation or other action instituted by the Demanding Party to interpret the provisions of this Lease or to enforce the obligations of the Paying Party under this Lease, to the extent that the Demanding Party has prevailed in any such litigation or other action. Any amount payable by Tenant to Landlord pursuant to this Paragraph 20(e) shall be due and payable by Tenant to Landlord as Additional Rent. No sum payable by Landlord to Tenant under this subparagraph will be payable or recoverable from any sums pledged or assigned (or intended to have been pledged or assigned) by Landlord to Lender, Tenant's right to recover such sums from Landlord being subordinate to the rights of Lender, such sums only being recoverable after payment to Lender in full of the indebtedness secured by the Mortgage.

      21. Notices. All notices, demands, requests, consents, approvals, offers, statements and other instruments or communications required or permitted to be given pursuant to the provisions of this Lease (collectively "Notice" or "NOTICES") shall be in writing and shall be deemed to have been given for all purposes (i) three (3) days after having been sent by United States mail, by registered or certified mail, return receipt requested, postage prepaid, addressed to the other party at its address as stated below, or (ii) one (1) business day after having been sent by Federal Express, United Parcel or other nationally recognized overnight, air courier service.

            To the Addresses stated below:

                  If to Landlord:

                  Landfair, LLC
                  c/o Elysee Management Group, Inc.
                  27520 Hawthorne Boulevard, Suite 235
                  Rolling Hills, California  90274
                  Attn: Mr. Wayne Kao

                  With a copy to:

                  Irell & Manella, LLP
                  1800 Avenue of the Stars, Suite 900
                  Los Angeles, California  90067
                  Attn: Mark Wiesenthal, Esq.

                  If to Tenant:

                  Dave & Buster's, Inc.
                  2481 Manana Drive
                  Dallas, Texas 75220
                  Attn: Legal Department

                  With a copy to:

                  Kane, Russell, Coleman & Logan, P.C.
                  3700 Thanksgiving Tower
                  1601 Elm Street
                  Dallas, Texas 75201
                  Attn: Scott A. Dyche


If any Lender shall have advised Tenant by Notice in the manner aforesaid that it is the holder of a Mortgage and states in said Notice its address for the receipt of Notices, then simultaneously with the giving of any Notice by Tenant to Landlord, Tenant shall send a copy of such Notice to Lender in the manner aforesaid. For the purposes of this Paragraph 21, any party may substitute its address by giving ten (10) days' notice to the other party in the manner provided above. Any Notice may be given on behalf of any party by its counsel.

      22. Estoppel Certificates. Landlord and Tenant shall at any time and from time to time, upon not less than ten (10) days' prior written request by the other, execute, acknowledge and deliver to the other a statement in writing, certifying (i) that this Lease is unmodified and in full effect (or, if there have been modifications, that this Lease is in full effect as modified, setting forth such modifications), (ii) the dates to which Basic Rent and other charges payable hereunder have been paid, (iii) that to the knowledge of the signer of such certificate, Landlord is not in material default under the Lease and no circumstance exists which with the giving of notice or passage of time or both would constitute such a material default by Landlord, and no Event of Default (or circumstance which with the giving of notice or passage of time, or both would constitute an Event of Default) by Tenant exists (except, in each case, as specified in such certificate), (iv) the remaining Term hereof, (v) with respect to a certificate signed on behalf of Tenant, that to the knowledge of the signer of such certificate, there are no proceedings pending or threatened against Tenant before or by any court or administrative agency which if adversely decided would materially and adversely affect the financial condition and operations of Tenant or if any such proceedings are pending or threatened to said signer's knowledge, specifying and describing the same, (vi) with respect to a certificate signed on behalf of Tenant, that Tenant has no defense, set-off, or counterclaim to its obligation to pay rent and other amounts required under the Lease, and (vii) such other matters as may reasonably be requested by the party requesting the certificate. It is intended that any such statements may be relied upon by Landlord, Tenant, Lender (including prospective Lenders), the recipient of such statements or their assignees or by any prospective purchaser, assignee or subtenant of the Leased Premises.

      23. Surrender and Holding Over. Upon the expiration or earlier termination of this Lease, Tenant shall peaceably leave and surrender the Leased Premises (except as to any portion thereof with respect to which this Lease has previously terminated) to Landlord in broom clean condition, and otherwise in the same condition in which the Leased Premises were originally received from Landlord on the Commencement Date, except as repaired, rebuilt, restored, altered, replaced or added to as permitted or required by any provision of this Lease, and except for ordinary wear and tear. Tenant shall remove from the Leased Premises on or prior to such expiration or earlier termination the Trade Fixtures and personal property which is owned by Tenant or third parties other than Landlord, and Tenant at its expense shall, on or prior to such expiration or earlier Termination, repair any damage caused by such removal. Trade Fixtures and personal property not so removed at the end of the Term or within thirty
(30) days after the earlier termination of the Term for any reason whatsoever shall become the property of Landlord, and Landlord may thereafter cause such property to be removed from the Leased Premises. The cost of removing and disposing of such property and repairing any damage to any of the Leased Premises caused by such removal shall be borne by Tenant. Landlord shall not in any manner or to any extent be obligated to reimburse Tenant for any property which becomes the property of Landlord as a result of such expiration or earlier termination.

            a. Any holding over by Tenant of the Leased Premises after the expiration or earlier termination of the Term of this Lease or any extensions thereof, with the consent of Landlord, shall operate and be construed as tenancy from month to month only, at one hundred fifty percent (150%) of the Basic Rent reserved herein and upon the same terms and conditions as contained in this Lease (except that Tenant shall have no further right or option to renew or extend the Term). Notwithstanding the foregoing, any holding over without Landlord's consent shall entitle Landlord, in addition to collecting Basic Rent at a rate of one hundred fifty percent (150%) thereof, to exercise all rights and remedies provided by law or in equity, including the remedies of Paragraph 19(b).

      24. No Merger of Title. There shall be no merger of this Lease nor of the leasehold estate created by this Lease with the fee estate in or ownership of any of the Leased Premises by reason of the fact that the same person, corporation, firm or other entity may acquire or hold or own, directly or indirectly, (a) this Lease or the leasehold estate created by this Lease or an interest in this Lease or in such leasehold estate and (b) the fee estate or ownership of any of the Leased Premises or any interest in such fee estate or ownership. No such merger shall occur unless and until all persons, corporations, firms and other entities having any interest in (i) this Lease or the leasehold estate created by this Lease and (ii) the fee estate in or ownership of the Leased Premises or any part thereof sought to be merged shall join in a written instrument effecting such merger and shall duly record the same.

      25.   Definition of Landlord.

            a. Anything contained herein to the contrary notwithstanding, any claim based on or in respect of any liability of Landlord under this Lease shall be enforced only against the Landlord's interest in the Leased Premises and shall not be enforced against the Landlord individually or personally (except to the extent that it is necessary to name Landlord as a defendant in an action for equitable relief).

            b. The term "LANDLORD" as used in this Lease so far as covenants or obligations on the part of Landlord are concerned, shall be limited to mean and include only the fee owner or owners of the Leased Premises at the time in question, and in the event of any transfer or transfers of the title of the Leased Premises, the Landlord herein named (and in case of any subsequent transfers or conveyances, the then grantor) shall be automatically freed and relieved from and after the date of such transfer and conveyance of all personal liability as respects the performance of any covenants or obligations on the part of Landlord contained in this Lease thereafter to be performed.

      26.   Environmental Covenants and Indemnity.

            a. Except as set forth in the second sentence of this Paragraph 26(a), Tenant hereby represents, warrants, covenants and agrees to and with Landlord and the Lender that all conditions, operations or activities upon, or any uses or occupancy of, the Leased Premises have been, are presently and will be at all times through the term hereof and any Renewal Term(s) in compliance with all Environmental Laws; that no person at any time has engaged in or permitted, and no person will engage in or permit the occurrence or existence of any Hazardous Condition on or about the Leased Premises; and that there does not now exist nor is there suspected to exist any Hazardous Condition on or about the Leased Premises. Tenant discloses to Landlord that Tenant does or intends to use in Tenant's business certain modest amounts of janitorial and maintenance supplies that may be considered Hazardous Substances, and Landlord acknowledges Tenant's right to do so, provided, however, that any such storage or use of such products or substances shall at all times be in compliance with all Environmental Laws and shall not result in any release of any Hazardous Substances to the environment or to any location where it may reach the environment. If any past, present or future condition, occurrence, operation or activity at or about or off the Leased Premises (i) causes the Leased Premises to become subject to any Environmental Law, (ii) constitutes or causes the release or threatened release of any Hazardous Substance from the Leased Premises into the environment or to any location where it may reach the environment, (iii) causes the discharge into any water source or system or the air of any Hazardous Substance which would require a permit under any Environmental Laws or which would otherwise be a violation of any Environmental Laws, or (iv) creates a Hazardous Condition on the Leased Premises or elsewhere, Tenant will promptly notify Landlord and Lender, if any, in writing of such condition, occurrence, operation or activity, and promptly provide written notice of any claim made in respect thereof. If Tenant discovers that any Hazardous Condition exists on the Leased Premises or elsewhere, Tenant shall promptly notify Landlord and Lender of such condition in writing, and shall promptly and with all due diligence, take all remedial, removal and other actions necessary to remediate, remove, contain or clean up such Hazardous Condition in compliance with all Legal Requirements and with provisions of this Paragraph 26.

            b. In the event that any Remedial Action with respect to any Hazardous Conditions is required under any Environmental Laws, by any judicial order, or by any governmental entity, or in order to comply with the terms, covenants and conditions of this Lease or of any other agreements affecting the Leased Premises, Tenant will promptly perform or cause to be performed the Remedial Action in compliance with such law, regulation, order the terms of this Lease or other agreement. The Remedial Action will be deemed to be complete when the presence of any and all Hazardous Conditions have been eliminated or, where complete elimination is not possible or practicable, when such Remedial Action has been undertaken that meets the approval of Landlord in its sole discretion. All Remedial Action (other than payment of money) will be performed by one or more contractors, selected by Tenant with Landlord's right of approval, not to be unreasonably withheld, and under the supervision of a consulting environmental engineer selected by Tenant with Landlord's right of approval, not to be unreasonably withheld. All costs and expenses of such Remedial Action will be paid by Tenant, including without limitation the charges of such contractor(s) and the consulting environmental engineer, and Landlord's and Lender's reasonable attorneys' and consultants' fees and other costs incurred in connection with monitoring or review of such Remedial Action. All proposed Remedial Action work will be submitted to Landlord for its prior approval, not to be unreasonably withheld. Tenant shall promptly provide Landlord with all written communication and documentation received or created by Tenant or on its behalf respecting the Remedial Action, including without limitation, reports, orders, data, workplans, and agency correspondence. If Tenant fails to timely commence, or cause to be commenced, or fails to diligently prosecute to completion, such Remedial Action, Landlord or Lender may, but will not be required or have any obligation hereunder to, cause such Remedial Action to be performed, and all costs and expenses thereof, or incurred in connection therewith, will thereupon constitute Environmental Claims. All such Environmental Claims will be due and payable by Tenant upon demand therefor by Landlord or Lender.

            c. TENANT FURTHER AGREES TO PROTECT, INDEMNIFY, SAVE HARMLESS AND DEFEND (USING COUNSEL SATISFACTORY TO LANDLORD, OR LANDLORD MAY ELECT TO DEFEND ITSELF AT TENANT'S EXPENSE) LANDLORD AND LENDER AND THEIR RESPECTIVE OFFICERS, DIRECTORS, SHAREHOLDERS, PARTNERS, MEMBERS AGENTS AND EMPLOYEES, IF ANY, FROM AND AGAINST ALL LIABILITIES, OBLIGATIONS, CLAIMS, DAMAGES, PENALTIES, CAUSES OF ACTION, COSTS AND EXPENSES (INCLUDING, WITHOUT LIMITATION, REASONABLE ATTORNEYS' FEES AND EXPENSES) ARISING OUT OF OR RELATED IN ANY WAY TO (X) THE EXISTENCE OF HAZARDOUS SUBSTANCES OR HAZARDOUS CONDITIONS ON OR ABOUT THE LEASED PREMISES (OR ELSEWHERE) AND (Y) ANY ACTION OR OMISSION OF TENANT, ITS AGENTS OR EMPLOYEES, WHICH CONSTITUTES A VIOLATION OR ALLEGED VIOLATION OF ANY ENVIRONMENTAL LAW; provided, however, that the foregoing indemnification shall not be deemed to include claims, actions, penalties, costs, liabilities or expenses that arise from (i) any Hazardous Condition solely to the extent that it is determined by proper judicial or administrative procedure to have been introduced by Landlord or Lender to the Leased Premises during any period while Landlord or Lender is in possession of the Leased Premises to the exclusion of Tenant after an Event of Default has occurred or after expiration of the Term or earlier termination of this Lease, or (ii) solely as to Tenant's indemnification of Landlord (and with no effect whatsoever on the indemnification of Lender) as provided above, any Hazardous Condition solely to the extent that it is determined by proper judicial or administrative procedure to have been introduced to the Leased Premises by Landlord during the Term.

            d. Notwithstanding any provision of this Lease to the contrary, if Tenant wishes to contest or cause to be contested, the application, interpretation or validity of any Environmental Laws or any agreement requiring any Remedial Action, it may do so only in strict compliance with the provisons of Paragraph 18 hereof and, in addition, prior to any delay in full compliance with any Environmental Laws or any Remedial Action requirement on the basis of a good faith contest of such requirement, Tenant will have taken such steps as may be necessary to prevent or, with Landlord's prior written consent, mitigate any continuing occurrence, migration or exacerbation of any existing or suspected Hazardous Condition giving rise to the contested Remedial Action requirement or Environmental Law compliance.

            e. The foregoing provisions are in addition to and not in limitation of any other indemnification obligations of Tenant under this Lease and shall survive the expiration or earlier termination of this Lease.

            f. Tenant will not install any underground storage tank at the Leased Premises without specific, prior written approval from the Landlord. Tenant will not store combustible or flammable materials on the Leased Premises in violation of any Legal Requirements.

      27. Entry by Landlord. Landlord and its authorized representatives shall have the right upon reasonable notice (which shall be not less than two (2) business days except in the case of emergency) to enter the Leased Premises at all reasonable business hours (and at all other times in the event of an emergency): (a) for the purpose of inspecting the same or for the purpose of doing any work under Paragraph 11 (c), and may take all such action thereon as may be necessary or appropriate for any such purpose (but nothing contained in this Lease or otherwise shall create or imply any duty upon the part of Landlord to make any such inspection or do any such work), and (b) for the purpose of showing the Leased Premises to prospective purchasers and mortgagees and, at any time within six (6) months prior to the expiration of the Term of this Lease for the purpose of showing the same to prospective tenants. No such entry shall constitute an eviction of Tenant but any such entry shall be done by Landlord in such reasonable manner as to minimize to the extent reasonably achievable any disruption of Tenant's business operation.

      28. No Usury. The intention of the parties being to conform strictly to the applicable usury laws, whenever any provision herein provides for payment by Tenant to Landlord of interest at a rate in excess of the legal rate permitted to be charged, such rate herein provided to be paid shall be deemed reduced to such legal rate.

      29.   Separability.

Each and every covenant and agreement contained in this Lease is, and shall be construed to be, a separate and independent covenant and agreement, and the breach of any such covenant or agreement by Landlord shall not discharge or relieve Tenant from its obligation to perform any of Tenant's covenants and agreements under this Lease. If any term or provision of this Lease or the application thereof to any provision of this Lease or the application thereof to any person or circumstances shall to any extent be invalid and unenforceable, the remainder of this Lease, or the application of such term or provision to persons or circumstances other than those as to which it is invalid or unenforceable, shall not be affected thereby, and each term and provision of this Lease shall be valid and shall be enforced to the extent permitted by law.

      30.   Miscellaneous.

            a. The paragraph headings in this Lease and the Table of Contents preceding this Lease are used only for convenience in finding the subject matters and are not part of this Lease or to be used in determining the intent of the parties or otherwise interpreting this Lease.

            b. As used in this Lease the singular shall include the plural as the context requires and the following words and phrases shall have the following meanings: (i) "including," shall mean "including but not limited to";
(ii) "provisions" shall mean "provisions, terms, agreements, covenants and/or conditions"; (iii) "lien" shall mean "lien, charge, encumbrance, title retention agreement, pledge, security interest, mortgage and/or deed of trust"; and (iv) "obligation" shall mean "obligation, duty, agreement, liability, covenant or condition".

            c. Any act which Landlord is permitted to perform under this Lease may be performed at any time and from time to time by Landlord or any person or entity designated by Landlord. Any act which Tenant is required to perform under this Lease shall be performed at Tenant's sole cost and expense.

            d. This Lease may be modified, amended, discharged or waived only by an agreement in writing signed by the party against whom enforcement of any such modification, amendment, discharge or waiver is sought.

            e. The covenants of this Lease shall run with the Land and bind Tenant and all successors and assigns of Tenant, and shall inure to the benefit of and bind Landlord, its successors and assigns.

            f. This Lease may be simultaneously executed in several counterparts, each of which when so executed and delivered shall constitute an original, fully enforceable counterpart for all purposes.

            g. This Lease shall be governed by and construed according to the laws of the State.

            h. All Exhibits attached to this Lease are by reference incorporated into and form a part of this Lease.

            i. Wherever the consent or approval of Landlord is required hereunder, Landlord agrees that it will not unreasonably withhold or delay such consent or approval, unless otherwise expressly stated herein.

      31. Additional Rent. The term "ADDITIONAL RENT" as used herein includes all amounts, costs, expenses, liabilities and obligations (including but not limited to Tenant's obligation to pay any Net Awards or Purchase Price hereunder) which Tenant is required to pay pursuant to the terms of this Lease other than Basic Rent.

      32. Note Default. Simultaneously with the execution of this Lease, Landlord, as maker, delivered to Tenant, as payee, that certain promissory note in the original principal amount of $2,517,000 (the "PURCHASE MONEY Note"), as partial consideration for the sale of the Leased Premises to Landlord. Landlord expressly agrees that any default by Landlord, as maker, under any of the terms of the Purchase Money Note shall constitute a default by Landlord under this Lease.

      33. Representations and Warranties. Tenant represents and warrants to Landlord that as of the Commencement Date the following statements are true and correct:

            a. No adverse geological conditions exist at the Leased Premises, including, without limitation, any conditions regarding subsidence, subsurface conditions, water table, underground water reservoirs, limitations regarding the withdrawal of water and earthquake faults and the resulting damage of past earthquakes.

            b. The Leased Premises or any portion thereof is not affected by any stream (surface or underground), body of water, flood prone area, flood plain, floodway or special flood hazard.

            c. The Leased Premises and the use, occupancy and operation thereof complies with all applicable statutes, laws, orders, rules and regulations promulgated by any applicable governmental authorities and all mattters of record including, without limitation, (a) Environmental Laws, (b) laws relating to health, safety, waste disposal, fire and environmental protection and (c) REAs, CC&Rs, zoning requirements and building codes. Tenant has received no notice of alleged violation of any such statute, order, rule, regulation or matter of record nor is there any reasonable basis therefor. Tenant has not received any communications: (i) from any insurance companies, governmental agencies or from any other parties regarding any alleged conditions, defects, or inadequacies with respect to the Leased Premises (including, without limitation, health hazards or dangers, nuisance or waste, which, if not corrected, would result in termination of insurance coverage or increase its cost), (ii) from governmental agencies or any other parties with respect to any violations of building codes, zoning ordinances, health codes or other laws, regulations, or orders; or (iii) from any person regarding pending, threatened or contemplated condemnation proceedings with respect to the Leased Premises or anything that could or would cause the change, redefinition or other modification of the zoning classification, or of any building or environmental code requirements applicable to the Leased Premises or any part thereof. No pending, threatened or contemplated litigation exists regarding the Leased Premises.

            d. No underground storage tanks are located in, on, under or beneath the Leased Premises and no underground storage tanks have previously been present at or removed from the Leased Premises.

            e. No adverse soil conditions, including but not limited to the existence of instability, past soil repairs, soil additions or conditions of soil fill, or susceptibility to landslides, or the insufficiency of any undershoring exist at the Leased Premises;

            f. No plan, study or effort by any governmental authority or agency or any non-governmental person or entity exists that in any way affects or would affect the present zoning of the Leased Premises or the use of the Leased Premises as presently permitted by such zoning designation.

            g. All water, sewer, gas, electric, telephone, internet, cable television and drainage facilities and all other utilities required by law or by the normal operation of the Leased Premises are installed across public Leased Premises or valid easements to the Leased Premises lines of the Leased Premises, are all connected with valid permits, and are adequate to service the Leased Premises and to permit full compliance with all Legal Requirements, and all connection fees have been paid.

            h. Tenant has obtained all licenses, permits, easements, and rights-of-way, including proof of dedication, required from all governmental authorities having jurisdiction over the Leased Premises or from private parties to permit the present use, occupation and operation of the Leased Premises and to ensure vehicular and pedestrian ingress and egress to the Leased Premises from public roads at all access points currently being used.

            i. The Improvements have been completed and constructed in a good and workmanlike manner, and in compliance with all Legal Requirements. The Improvements are free from defects in design, materials and workmanship. All mechanical, plumbing, electrical, and HVAC systems are in good working order. The Leased Premises is free of any mechanics and materialmen's liens or the right of any person to these types of liens regardless of how those rights arise.

            j.    The Leased Premises are merchantable and fit for the Permitted
Use.

            k. None of the following exist within the boundaries of the Leased Premises: (i) sites of historic, archeological or religious significance; or (ii) endangered species (as defined by federal state or local laws). The Leased Premises is not within a "Flood Zone."

            l. None of the easements, interests, covenants, conditions, restrictions or agreements to which the Leased Premises is or may be subject has interfered with, or has been breached by or as a result of, the current use or operation of the Leased Premises.

            m. With respect to the current use of the Leased Premises, the number of automobile parking spaces existing on the Leased Premises is sufficient to comply with all applicable statutes, ordinances, codes and orders of all public authorities having or claiming jurisdiction thereover.

            n. No attachments, execution proceedings, assignments for the benefit of creditors, insolvency, bankruptcy, reorganization or other proceedings are pending or, to the best of Tenant's knowledge, threatened against Tenant or Guarantor nor are any of such proceedings contemplated by Tenant or Guarantor.

      Failure of any of Tenant's foregoing representations or warranties to be true and correct shall not be a default under this Lease, but Tenant hereby covenants to Landlord that, within 10 days following written notice from Landlord to the effect that one or more of the foregoing representations and warranties is not true and correct, Tenant will take and diligently pursue to completion such action as is required or desirable to make such representations or warranties true as of the date such remedial action is complete. The representations and warranties in this Section 33 shall survive until the later of: (i) the end of the Initial Term; (ii) the end of Renewal Terms (if any). Nothing in the Section 33 shall serve to limit any of Tenant's duties or obligations or any of Landlord's rights or remedies under any other provision of this Lease.

      IN WITNESS WHEREOF, Landlord and Tenant have caused this instrument to be executed under seal as of the day and year first above written.

                  (REMAINDER OF THIS PAGE INTENTIONALLY BLANK)

                                      LANDLORD:

                                      LANDFAIR, LLC,
                                      a California limited liability company


                                      By:     /s/ Wayne Kao
                                          --------------------------------------
                                      Name:   Wayne Kao
                                            ------------------------------------
                                      Title:  President
                                             -----------------------------------



                                      TENANT:

                                      DAVE & BUSTER'S I, L.P.,
                                      a Texas limited partnership

                                      By:  Dave & Buster's, Inc., a
                                           Missouri corporation, general partner


                                           By:     /s/ John S. Davis
                                               ---------------------------------
                                           Name:   John S. Davis
                                                 -------------------------------
                                           Title:  Vice President
                                                  ------------------------------

                                    EXHIBIT A

                          LEGAL DESCRIPTION OF THE LAND

All that tract or parcel of land lying and being in Land Lots 785 and 786 of the 17th District, 2nd Section, Cobb County, Georgia, and being more particularly described as follows:

Commencing at a 5/8" rebar and cap located at the Southwesterly mitered corner of the intersection of the Easterly right-of-way line of Northwest Parkway (having a 70 foot right-of-way) and the Southerly right-of-way line of Dave and Buster's Drive (having a 70 foot easement right-of-way); Thence along the Southerly easement right-of-way line of Dave and Buster's Drive, North 44 degrees 33 minutes 01 seconds East, a distance of 21.29 feet to a 5/8" rebar and cap found; Thence North 89 degrees 51 minutes 14 seconds East, a distance of
149.76 feet to a 5/8" rebar and cap found, said point being the TRUE POINT OF BEGINNING; Thence leaving said easement right-of-way line, North 00 degrees 02 minutes 52 seconds West, a distance of 149.61 feet to a -1/2" rebar and cap found; Thence North 59 degrees 26 minutes 19 seconds East, a distance of 538.66 feet to a 5/8" rebar found on the Westerly right-of-way line of Interstate Highway No. 75, (having a variable right-of-way), Thence along said right-of-way line, South 24 degrees 24 minutes 14 seconds East, a distance of 504.67 feet to a 5/8" rebar set; Thence South 24 degrees 21 minutes 33 seconds East, a distance of 119.68 feet to a 1/2" rebar and cap found; Thence leaving said right-of-way line, South 71 degrees 10 minutes 56 seconds West, a distance of 50.11 feet to a 1/2" rebar and cap found; Thence South 69 degrees 19 minutes 02 seconds West, a distance of 49.97 feet to a 1/2" rebar and cap found; Thence South 62 degrees 11 minutes 32 seconds West, a distance of 50.03 feet to a 1/2" rebar and cap found; Thence South 46 degrees 56 minutes 25 seconds West, a distance of 50.00 feet to a 1/2" rebar and cap found; Thence South 41 degrees 22 minutes 14 seconds West, a distance of 49.98 feet to a 1/2" rebar and cap found; Thence South 42 degrees 36 minutes 12 seconds West, a distance of 48.91 feet to 1/2" rebar and cap found; Thence South 43 degrees 14 minutes 28 seconds West, a distance of 50.98 feet to a 1/2" rebar and cap found; Thence South 53 Degrees 00 minutes 01 seconds West, a distance of 13.01 feet to a 5/8" rebar and cap found; Thence North 33 degrees 06 minutes 26 seconds West, a distance of 417.96 feet to a 5/8" rebar set; Thence South 89 degrees 52 minutes 47 seconds West, a distance of
206.86 feet to a -1/2" open top pipe found; Thence North 00 degrees 02 minutes 52 seconds West, a distance of 5.20 feet to a 5/8" rebar and cap found, said point being the TRUE POINT OF BEGINNING.

Said tract of land contains 6.331 Acres.

EXHIBIT B



      Primary Initial Term: Twenty (20) years

      Number of Consecutive Renewal Terms: Four (4) (subject to Paragraph 5c)


      Duration of each Renewal Term: Five (5) years

      1. Basic Rent from the Commencement Date through the first anniversary of the Commencement Date shall be $1,012,200.00, payable in monthly installments of $84,333.34 each.

      2. Base Rent shall increase annually on each anniversary of the Commencement Date by 1.35%, through and including any Renewal Terms.

                                    EXHIBIT C

                    Casualty and Condemnation Purchase Price

                                   $6,500,000

                                    EXHIBIT D

                                    Guaranty

                                    EXHIBIT E

                                    Equipment

N/A

                                    EXHIBIT F

                                 Trade Fixtures

N/A